Exhibit 4

SUREWEST KSOP
AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1,2010

SureWest Communications (“SureWest”)  hereby amends and restates the SureWest KSOP (sometimes “Plan”) for the benefit of SureWest’s own employees and for the benefit of employees of certain affiliated companies of SureWest.   The KSOP consists of a stock bonus plan, which incorporates the provisions of an employee stock ownership plan (“ESOP”) that meets the requirements of Section 4975 of the Internal Revenue Code of 1986 as amended (“IRC” or “Code”) and a profit sharing plan with a cash or deferred arrangement (“CODA”) within the meaning of Section 401(k) of the Code.  The SureWest KSOP is an amendment and restatement of the SureWest Communications Employee Stock Ownership Plan and is a successor to that Plan.

ARTICLE 1

NAME, PURPOSE AND EFFECTIVE DATE

1.1           Name.  The Plan and Trust amended and restated herein have been called and shall continue to be called the SureWest KSOP.

1.2           Purpose.  The Plan described herein and the Trust thereunder were established and continue to be maintained to encourage eligible Employees of SureWest Communications and its affiliated companies (“Company”) to systematically save or defer a portion of their current compensation, to accumulate equity ownership, i.e. stock, in the Company, through that ownership, to share in the future of the Company, and to obtain a higher degree of economic security.

Since May 1, 2002, the Plan has consisted and will continue to consist of two distinct components.  The first component is the profit sharing portion, including a CODA intended to qualify under Section 401(k) of the Code.   The profit sharing component of the Plan shall consist of all Plan assets, liabilities and funds, except for Plan assets and funds invested in the SureWest Communications Company Stock Fund.  The second component of the Plan is the ESOP, which also includes the CODA. The ESOP consists solely of all Plan assets and funds invested in the SureWest Communications Company Stock Fund.

The Plan and Trust  have been administered and shall continue to be administered as a single qualified plan and exempt trust, under Sections 401 and 501 of the Code, for the exclusive benefit of employees and their beneficiaries and, under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), solely in the interest of such Employees and their beneficiaries.  The stock bonus provisions of the Plan are intended to satisfy the criteria for ESOPs under Section 4975 of the Code.  The contribution features set forth in Article 5 of the Plan are intended to qualify as a CODA under Section 401(k) of the Code.

1.3           Effective Date.  The Plan and Trust became effective as of a KSOP on May 1, 2002.  The Plan has been amended from time to time since May 1, 2002 to modify its design and bring the governing documents into compliance with changes in tax, labor, securities and other laws regarding CODAs, profit sharing and stock bonus plans.   The Plan was last restated in 2002, effective generally as of May 1, 2002 (“2002 Restatement”).  The 2002 Restatement reflected the terms of the Plan document as originally established and as modified from time to time. Since the 2002 Restatement of the Plan, the Company has amended the Plan in the manner summarized in Section 1.04 below and has incorporated the amendments into the text of this restatement. This restatement (“2010 Restatement”) is effective generally as of January 1, 2010 with earlier effective dates that apply to specific provisions, such as January 1, 2002 with respect to the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub. L. 107-16 (“EGTRRA”), and effective dates for other mandatory and discretionary amendments.

This 2010 Restatement governs the operation of the Plan for Employees who continue, commence or resume employment with the Company after December 31, 2009.   For Employees who do not continue, commence or resume employment with the Company after December 31, 2009, all benefit-related determinations shall be made with reference to the provisions of the Plan documents and amendments in effect at the time of their Service with the Company or at the time of the termination of such Service, as determined by the Plan Administrator.

1.4           Amendments to KSOP Adopted Since 2002 Restatement.

Amendment No. 1 to the Plan, adopted on December 4, 2002, effective generally as of January 1, 2002, contained provisions intended to bring the Plan into good faith compliance with EGTRRA.  See Article 5, Section 5.1, Article 8, Section 8.3, Article 9, Section 9.8, Article 13, Section 13.8, Article 14, Article 15, Sections 15.1(e) and 15.5, and Article 17 below.

Amendment No. 2, also adopted on December 4, 2002, effective generally as of January 1, 2002, reflected guidance from the Internal Revenue Service (“IRS”), including Revenue Procedure 2002-29, concerning required minimum distributions under IRC Section 401(a)(9).  See Article 9, Section 9.6 below.

Amendment No. 3, adopted on December 31, 2003, effective generally as of January 1, 2003, concerned in-service distributions after attainment of age 59-1/2.  See Article 8, Section 8.2 below.

Amendment No. 4, adopted on December 15, 2005, effective March 28, 2005, modified the payment provisions of the Plan to conform with the automatic rollover rules of IRC Section 401(a)(31)(B).  See Article 9, Section 9.8 and Article 13, Section 13.8 below.

Amendment No. 5, adopted on June 12, 2006, clarified and confirmed that Plan assets may be used to defray the reasonable costs of administering the Plan and of managing the assets of the Plan.   See Article 3, Section 3.7 below.

Amendment No. 6, adopted on August 11, 2006, effective as of January 1, 2005, constituted a good-faith modification of the Plan to conform with Treasury Regulations (“Treas. Regs.”) issued on December 29, 2004, under IRC Section 401(k) (Treasury Decision 9169, 69 Federal Register 78144).  See Article 8, Section 8.3 and Article 15, Sections 15.1, 15.2 and 15.3, below.

Amendment No. 7, adopted on August 11, 2006, effective generally as of July 1, 2006, added a Roth elective deferral component to the CODA features of the Plan.  See Article 5, Section 5.1 below.

Amendment No. 8, adopted on June 29, 2007, effective generally as of July 1, 2007, made the following six modifications to the Plan:  First, Amendment No. 8 implemented an automatic enrollment or automatic contribution feature in a manner intended to satisfy the requirements of IRC Section 401(k)(13).  See Article 5, Section 5.11 below.  Second, Amendment No. 8 established a qualified default investment alternative fund in a manner intended to satisfy Section 404( c)(5) of ERISA.  See Article 6, Section 6.9 below.  Third, Amendment No 8 removed the one-year service requirement that had applied to eligibility to receive SureWest’s matching contributions, within the meaning of IRC Section 401(m).   See Article 4, Section 4.1 below.  Fourth, Amendment No. 8 imposed a one-year service requirement for vesting under IRC Section 411(a) with respect to SureWest’s matching contributions.  See Article 7, Section 7.1 below.  Fifth, Amendment No. 8 provided that restrictions on withdrawals that apply to employee deferrals under the automatic enrollment feature of the Plan also apply to the matching contributions that SureWest makes with respect to such employee deferrals.  See Article 5, Section 5.11 below.  Sixth, Amendment No. 8 introduced a loan program that enables participants to borrow funds from their accounts in the Plan and to use those accounts as security for repayment of the borrowed funds.  See Article 8, Section 8.7 below.

Amendment No. 9 to the Plan, adopted on December 28, 2007, modified the Plan in the following two ways.  First, effective January 1, 2007, Amendment No. 9 added bonuses to the items of compensation that support elective deferral contributions to the Plan.  See Article 2, Section 2.1(m) below.  Second, Amendment No. 9 amended and restated the automatic contribution provisions of the Plan, effective January 1, 2008, to reflect guidance from the Secretaries of Treasury and Labor under IRC Sections 401(k)(13), 401(m)(2), 414(w) and ERISA Section 404(a)(5).  See Article 5, Section 5.12 below.

Amendment No. 10, adopted on December 30, 2008, effective generally as of February 13, 2008, addresses participation in the Plan by employees of Everest Broadband, Inc. (“Everest”) effective generally as of the close of SureWest’s acquisition of all of the issued and outstanding shares of Everest stock.  See Article 4, Section 4.1 below.  Amendment No. 10 also addressed the transfer of participant loans from the Everest 401(k) Plan to the SureWest KSOP.  See Article 8, Section 8.7 below.

Amendment No. 11, adopted on December 30, 2008, reflected final Treasury Regulations issued on April 15, 2007 under IRC Section 415, regarding limits on contributions and benefits in qualified plans (“415 Regulations”) and proposed Treasury Regulations issued on October 9, 2008 under IRC Sections 402(f), 411(a)(11) and 417, regarding notices to participants and beneficiaries (“402 Regulations”).  Modifications reflecting the 415 Regulations are effective generally as of January 1, 2008.  See Article 12, Section 12A below.  Modifications reflecting the 402 Regulations are effective as of January 1, 2007.  See Article 9, Section 9.3 below.

Amendment No. 12, adopted on December 30, 2009, effective generally as of December 31, 2007, conformed the Plan with sample amendments under IRS Notice 2009-65 regarding automatic enrollment and other guidance issued by the IRS under the Pension Protection Act of 2006, Pub. L. 109-280 (“PPA 2006”), the Heroes Earnings Assistance and Relief Tax Act of 2008, Pub. L. 110-245 (“HEART Act”) and the Worker , Retiree and Employer Recovery Act of 2008, Pub. L. 110-458 (“WRERA”).  See Article 2, Section 2.1(m), Article 5, Section 5.12A, Article 7, Section 7.5, Article 9, Section 9.6 and 9.8, Article 16, Section 16.4 and 16.7 below.

Amendment No. 13, adopted on December ___, 2010, effective generally as of January 1, 2007 conformed the Plan with Treasury Regulations under IRC Section 401(a)(35) regarding the diversification of accounts in plans that invest in employer securities and with other recent legislative and regulatory developments.

ARTICLE 2.
DEFINITIONS, CONSTRUCTION AND APPLICABLE LAW

2.1           Definitions.  For purposes of this Plan, the terms set forth below shall have the following meanings, unless a different meaning is specifically provided or is clearly required by the context in which the term occurs:

(a)           “Account” or “Accounts” refers to the record of amounts attributable to various contributions allocated to or for the benefit of Participants in the KSOP.  Benefits payable to an individual Participant, Beneficiary or Alternate Payee from this Plan derive solely from contributions allocated to an individual’s Accounts (including without limitation rollover contributions), investment earnings or losses allocated to an individual’s Accounts, and administrative expenses charged to an individual Account.

(b)           "Alternate Payee" means a spouse, former spouse, child or other dependent recognized to have an interest in the Plan or entitled to a payment from the Plan pursuant to a Qualified Domestic Relations Order.  The term "Qualified Domestic Relations Order" has the meaning specified in Section 414(p) of the Code and Section 206(d) of ERISA.

(c)           "Beneficiary" means the person or persons whom the Participant designates to be the recipient of any death benefit under the Plan.  Such designation shall be on a form provided or approved by the Plan Administrator, i.e. the Administrative Committee or its designee.  To the extent required by law, if a married Participant designates someone other than his or her spouse as Beneficiary, such initial designation or subsequent change shall be invalid unless the spouse consents in a writing which names the designated Beneficiary and is notarized or is witnessed by a Plan representative.  The preceding sentence shall not apply with respect to a spouse who has not been married to the Participant throughout the one-year period ending on the earlier of the Participant’s Payment Starting Date or the date of the Participant’s death.  If a Participant fails to designate a Beneficiary or no designated Beneficiary survives the Participant, the Plan Administrator may direct payment of benefits to the following person or persons in the order set forth below: the Participant's

i)        spouse,
ii)          descendants, per stirpes,
iii)         parents,
iv)         brothers and sisters, or
v)          estate of the Participant.

The preceding sentence shall apply to any surviving spouse legally married to the Participant throughout the one-year period ending with the Participant’s death, to the extent provided in Treasury Regulations.

(d)           “Break in Service” means, for purposes of Plan Years prior to 1992, a Plan Year (or such other 12-month period by reference to which an Employee’s Years of Service are computed) during which an Employee does not complete more than five hundred (500) Hours of Service.  For purposes of Plan Years after 1991, "Break in Service" means a 12 consecutive month period of time that begins on the Participant’s Severance from Service Date, as defined in Section 2.1(kk) herein, and anniversaries thereof and that ends on the date on which the Employee again performs an Hour of Service. Solely for purposes of determining whether a Break in Service has occurred under the provisions of this Section 2.1(d), an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or, in any case in which such hours cannot be determined, eight (8) hours of service per day of such absence.  For purposes of this Section 2.1(d), absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of the child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.  The Hours of Service credited under this paragraph shall be credited in the Plan Year in which the absence begins if so crediting is necessary to prevent a Break in Service in that Plan Year, or, in all other cases, in the following Plan Year.

(e)           "Code" or  “IRC” means the Internal Revenue Code of 1986, as amended.

(f)           "Committee" means the Administrative Committee or Plan Administrator appointed pursuant to Article 3 below to operate the Plan.

(g)           “Company" means, prior to June 1, 2001,  Roseville Communications Company (“Roseville”), and any other corporation that is a member of a controlled group of corporations, trades or businesses (within the meaning of Code Section 414(b), (c), (m) or (o)) which includes Roseville, that has adopted the Plan with the consent of the Board of Directors of Roseville, and that has agreed to be bound by the terms and conditions of the Plan.  Effective as of June 1, 2001, "Company" refers to SureWest Communications (“SureWest”) and any other corporation that is a member of the controlled group of corporations, trades or businesses (within the meaning of  Code Section 414(b) , (c), (m) or (o)) which includes SureWest, that has adopted the Plan with the consent of the Board of Directors of Roseville or SureWest, and that has agreed to be bound by the terms and conditions of the Plan.   In this Plan document, corporations, trades or businesses that are members of the controlled group that includes SureWest or Roseville are sometimes referred to as “affiliates” or “affiliated companies.”   For purposes of Article 11 below, captioned “Amendment and Termination,” the term “Company” refers only to SureWest and its predecessors or successors in interest.  For purposes of vesting, as a general rule, this Plan takes account of service with an affiliated company even if such affiliated company has not adopted the Plan.

(h)           "Company ESOP Contributions" means those contributions that the Company made to the Trust Fund pursuant to Section 12.1 of the Prior Plan.

(i)            “Company Matching Account” means the separate account established under the Plan to which Company Matching Contributions are allocated.  The Company Matching Account includes Company Retirement Contributions and Company ESOP Contributions.

(j)            “Company Matching Contributions” refers to those contributions which the Company makes pursuant to Section 5.3 of the Plan.

(k)           "Company Retirement Contributions" refers to those contributions which the Company made to the Trust Fund pursuant to Section 9.1 of the Prior Plan.

(l)            "Company Savings Account" refers to the separate account maintained by the Committee for each Participant pursuant to Section 7.2 of the Prior Plan.

(m)          "Company Savings Contributions" refers to those contributions which the Company made pursuant to Section 6.1 of the Prior Plan.

(n)           “Contingent Worker” means any person during the period in which the person renders services to, for or on behalf of the Employer under one or more of the following categories or classifications:

(1)
Independent Contractor.  An "independent contractor" is an individual (a) whose services are engaged by the Employer under a written or oral contract, between the individual and the Employer, to perform specialized tasks, for or on behalf of the Employer, which require substantial skill and independent judgment and (b) whose compensation is not subject to the withholding of employment or income taxes by the Employer under Sections 3121 or 3401 of the Code (other than back-up withholding under Code Section 3406) but is subject to reporting by the Employer, under Code Section 6041, on IRS Form 1099-MISC or other form for the reporting of nonemployee compensation.

(2)
Leased Worker.  A "leased worker" is an individual hired by an employee leasing company and made available to the Employer by the leasing company, under a written or oral contract between the Employer and the leasing company, in an arrangement in which the compensation paid to the individual is subject to the withholding of employment or income taxes by the leasing company under Sections 3121 or 3401 of the Code.  The term "leased worker" includes but is not limited to persons who provide services to the Employer in a joint employment relationship with the leasing company.  Similarly, the term "leased worker" includes but is not limited to a leased employee within the meaning of Section 414(n) of the Code.

(3)
Technical Contractor.  A "technical contractor" is an individual who is a skilled technical worker, such as an engineer or computer specialist and who is hired by a technical services firm and made available to the Employer by the technical services firm, in an arrangement in which the compensation paid to the individual is subject to the withholding of employment or income taxes by the technical services firm under Sections 3121 or 3401 of the Code or is subject to reporting by the technical services firm, under Code Section 6041, on IRS Form 1099-MISC or other form for the reporting of nonemployee compensation.  The term "technical contractor" includes but is not limited to independent contractors and leased workers.  The term "technical services firm" includes but is not limited to a leasing company, as described above, or a firm distinct from the Employer under a master vendor program or outsourcing arrangement, as described below.

(4)
Master Vendor Worker.  A "master vendor worker" is an individual who renders services to the Employer under a master vendor program.  A master vendor program is an arrangement in which a personnel agency or other human resources firm supplies the Employer with some or all of the individuals who, at any time or from time to time, constitute the Employer's temporary work force, either directly or through other temporary help services, with or without consolidated billing or invoicing.  The compensation paid to the master vendor worker is subject to the withholding of employment or income taxes by the personnel agency or human resources firm under Sections 3121 or 3401 of the Code or is subject to reporting by the personnel agency or human resources firm, under Code Section 6041, on IRS Form 1099-MISC or other form for the reporting of nonemployee compensation.  The term "master vendor worker" includes but is not limited to independent contractors, leased workers and technical contractors.

(5)
Outsourcing Organization Worker.  An "outsourcing organization worker" is an individual who renders services to the Employer under an outsourcing or managed services arrangement.  An outsourcing or managed services arrangement exists when a firm, distinct from the Employer and with specialized expertise, contracts with the Employer not only to provide personnel but also to assume responsibility for functions not at the core of the Employer's business.  Non-core functions include but are not limited to mail room, reception, food service, landscaping, and building security or maintenance.  The compensation paid to an outsourcing organization worker is subject to the withholding of employment or income taxes by the outsourcing organization or managed services firm under Sections 3121 or 3401 of the Code or is subject to reporting by the outsourcing organization or managed services firm, under Code Section 6041, on IRS Form 1099-MISC or other form for the reporting of nonemployee compensation.  The term "outsourcing organization worker" includes but is not limited to independent contractors, leased workers, technical contractors and master vendor workers.

(6)
Professional Employer Organization (“PEO”) Worker.  A PEO worker is an individual who renders services at a worksite of the Employer under an arrangement described in Revenue Procedure 2002-21 or its progeny regarding the application of the exclusive benefit rule of Code Section 401(a).

Consistent with the terms of the Plan and relevant laws, the Plan Administrator shall have discretionary authority to determine which persons who provide services to, for or on behalf of an Employer are Contingent Workers excluded from the definition of Employee under the Plan.    Except as required to maintain the federal income tax qualification of the Plan, if a Contingent Worker is a leased employee within the meaning of Section 414(n)(2) of the Code and if such leased employees do not constitute more than twenty percent (20%) of the Employer's non-highly compensated work force, then, under no circumstances, shall such Contingent Worker be treated as an Employee.  Only to the extent required to maintain the federal income tax qualification of the Plan, if a Contingent Worker is a leased employee within the meaning of Section 414(n)(2) of the Code and, if such leased employees constitute more than twenty percent (20%) of the Employer's non-highly compensated work force, then such Contingent Worker shall be treated as an Employee if the Contingent Worker is not covered by a plan maintained by the leasing company which meets the requirements of Section 414(n)(5) of the Code.

Only after leased employees within the meaning of Section 414(n)(2) of the Code have been treated as Employees to the extent required to maintain the federal income tax qualification of the Plan, then if additional Contingent Workers must be treated as Employees to maintain the federal income tax qualification of the Plan, such additional Contingent Workers shall be treated as Employees to the extent required to maintain the federal income tax qualification of the Plan.  Consistent with the terms of the Plan and relevant laws, the Plan Administrator shall have discretionary authority to determine which persons who provide services to, for or on behalf of an Employer as Contingent Workers reclassified as Employees, as described above, shall be included in the category of Employees for purposes of complying with any federal, state or local tax or substantive laws that pertain to the Plan.

(o)           "Disability" and/or "Disabled" refers to the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration.  Disability shall be determined by the Committee or its designee in a uniform and nondiscriminatory manner after consideration of such evidence as it may require, including a report of such physician or physicians as it may designate.

(p)           "Early Retirement Date" means the day on which an Employee (or former Employee), who has attained the age of fifty-five (55) years (whether then employed by the Company or not) and who has at least five (5) Years of Service.

(q)           "Earnings" refers to a Participant’s basic rate of compensation for a particular pay period, including overtime pay, shift differentials, commissions, amounts withheld from a Participant’s compensation under a "cafeteria plan" described in Section 125 of the Code or pursuant to Section 132(f)(4) of the Code, and amounts contributed in the form of salary deferrals to a plan described in Section 401(k) of the Code.  For periods prior to January 1, 2007, in determining elective deferrals and other contributions to the Plan, Earnings shall not include bonuses, awards, or other extra remuneration.  For periods after December 31, 2006, "Earnings" shall include bonuses payable or paid to a Participant as described from time to time in the Company’s compensation, personnel or payroll policies.    "Earnings" shall not include extra remuneration in the form of income realized or recognized by an Employee from the grant or exercise of a stock option or other stock right involving Company stock.   For Plan years beginning before January 1, 2002, Earnings shall not exceed $170,000 per year, or such other amount as is allowed by the Secretary of the Treasury or his delegate.   For Plan years beginning after December 31, 2001, the Earnings of each Employee taken into account for all purposes of the Plan, including the determination of elective deferral and other contributions, shall not exceed $200,000 or such other amount as is provided by the Secretary of the Treasury, reflecting cost-of-living adjustments ($200,000 for 2002 and 2003, $205,000 for 2004, $210,000 for 2005, $220,000 for 2006, $225,000 for 2007, $230,000 for 2008, $245,000 for 2009, 2010 and 2011).   Pursuant to IRC Section 401(a)(17)(B), the cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.  Earnings shall not include severance pay or other amounts the Company pays to an Employee after termination of employment – except for correction of inadvertent errors in final paychecks.

To the extent required by IRC Section 414(u)(12), if and when a Participant receives differential wage payments, within the meaning of IRC Section 3401(h), from the Company during Qualified Military Service computed in accord with Section 16.3 below, the Participant shall be treated as an Employee of the Company; the differential wage payment itself shall be treated as Earnings from the Company; and any contributions or benefits under this Plan with respect to differential wage payments shall be provided hereunder only if all employees of the Company in Qualified Military Service are entitled, on reasonably equivalent terms,  to receive differential wage payments and to participate in this Plan.

(r)           "Employee" refers to any individual employed by the Company.  Except as provided in the definition of Contingent Worker above, individuals defined as "leased employees" within the meaning of Section 414(n)(2) of the Code and individuals who provide services to the Company pursuant to an agreement with a leasing organization shall not be Employees of the Company for purposes of participation in the Plan.  More specifically, the term "Employee" includes only individuals who satisfy the following two criteria:  1) the person is employed by the Employer as a common-law employee subject to the withholding of employment and income taxes by the Employer under Sections 3121 and 3401 of the Code; and 2) the person is not a Contingent Worker as defined above.

(s)           "Employee ESOP Contributions" refers to that portion of an Employee’s Earnings, if any, which a Participant elected to defer under Section 11.1 of the Prior Plan and upon which the allocation of Company Contributions was based.

(t)            “Employee After-tax Account” refers to the separate account established under the Plan to which Employee After-tax Contributions are allocated. The Employee After-tax Account shall include Employee Savings Contributions made pursuant to Section 5.1 of the Prior Plan.

(u)           “Employee After-tax Contributions” refers to those contributions which the Participant makes pursuant to Section 5.2.a. of the Plan.

(v)           “Employee Pre-tax Account” refers to the separate account established under the Plan to which Employee Pre-tax Contributions are allocated. The Employee Pre-tax Account includes Employee Retirement Contributions and Employee ESOP Contributions made pursuant to Sections 8.1 and 11.1 of the Prior Plan.

(w)           “Employee Pre-tax Contributions” refers to those contributions which the Participant makes pursuant to Section 5.1 of the Plan.

(x)           "Employee Retirement Contributions" refers to that portion of an Employee’s Earnings, if any, which a Participant elected to defer under Section 8.1 of the Prior Plan and upon which the allocation of Company Retirement Contributions was based.

(y)           "Employee Savings Contributions" refers to those contributions which a Participant elected to make under Section 5.1 of the Prior Plan and upon which the allocation of Company Savings Contributions was based.

(z)           “Employee Roth Contribution Account” refers to the separate account established under the Plan to which Employee Roth Contributions are allocated.

(aa)           “Employee Roth Contributions” refers to those contributions which a Participant elects to make on an after-tax basis  under Section 5.2.b. of the Plan.

(bb)           "Hour of Service" shall mean:

(i)           each hour for which an Employee is directly or indirectly paid by, or entitled to payment from, the Company in respect of his performance of duties for the Company, such hours to be credited to the Plan Year(s) in which the Employee performs the duties for which he is paid;

(ii)           each hour for which back pay, irrespective of mitigation of damages, is awarded or agreed to by the Company, such hours to be credited to the Plan Year(s) to which the back pay award or agreement pertains; and\

(iii) each hour for which an Employee is directly or indirectly paid by, or entitled to payment from, the Company for a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) because of vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, such hours to be credited to the Plan Year(s) during which occurs the Employee’ s absence or other condition in respect of which the Employer’s liability for payment arises; provided, however, that no more than five hundred one (501) Hours of Service shall be credited to an Employee on account of any single continuous period during which he performs no duties.  In the case of a payment made or due which is calculated on the basis of units of time, the number of hours to be credited shall be the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated.  In the case of a payment made or due which is not calculated on the basis of units of time, the number of hours to be credited shall be determined by dividing the payments received or due by the lesser of (a) the Employee’s most recent hourly rate of Compensation for the performance of duties or (b) the Employee’s average hourly rate of Compensation for the performance of duties (excluding overtime rates) for the most recent Plan Year prior thereto in which the Employee completed more than five hundred (500) Hours of Service.  The foregoing rules with respect to the crediting of Service for leaves of absence shall apply to time off taken by a male or female Employee because of pregnancy, adoption or birth of a child and caring for a child immediately following birth or adoption, subject to the limitation described below.  During such periods of temporary absence, Hours of Service shall be credited in accordance with the Employee's regular work schedule.   Where a temporary absence because of a pregnancy, birth or adoption of a child, or caring for a child immediately following birth or adoption occurs, hours are credited only in the first Plan Year in which the absence begins if such hours are necessary to prevent a Break-in-Service. If such hours are not needed in such first Plan Year to avoid a Break-in-Service, then the total number of hours attributable to such leave including those that occurred in the first Plan Year shall be credited in the next following Plan Year.

The hours includable under any one of clauses (i), (ii), or (iii) above shall not be includable under any other of such clauses.  Hours of Service will be credited for employment with other members of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code), or a group of trades or businesses under common control (under Section 414(c) or (o) of the Code) of which the Company is a member.  Hours of Service will also be credited to any individual considered an employee under Section 414(n) of the Code where required by law.

(cc)            “ERISA” refers to the Employee Retirement Income Security Act of 1974 as amended.

(dd)           "Normal Retirement Date" means the day on which an Employee attains the age of sixty-five (65) years.  Any amounts allocated to a Participant’s Accounts under this Plan that are not vested before his attaining age 65 become fully vested upon his attaining age 65, as do subsequent allocations to his Accounts.

(ee)           "Participant" means an Employee

(i)           who is eligible for participation in the Plan in accordance with Section 4.1;

(ii)           who has commenced to participate in the Plan after providing to the Committee or its designee the necessary enrollment information in accordance with procedures established by the Committee or, additionally with respect to payroll periods after December 31, 2007, under the applicable automatic enrollment provisions of Sections 5.11,  5.12 or 5.12A of the Plan; and

(iii) whose participation in the Plan has not terminated by reason of death, Disability, retirement, Severance from Service, or the occurrence of a Break in Service.

(ff)           “Payment Starting Date” refers to the date on which the Plan commences a distribution to a Participant in a lump sum or other form of payment.

(gg)           "Plan" means the SureWest KSOP herein set forth, as it may be amended from time to time.

(hh)           "Plan Year" means the calendar year, which shall be the accounting period of the Plan and Trust.

(ii)           “Prior Plan” means the SureWest Communications Employee Stock Ownership Plan in effect prior to May 1, 2002.

(jj) “Rollover Account” means an account established to maintain amounts contributed pursuant to section 13.8 of the Plan.

(kk)  "Service" refers to an Employee” s period or periods of employment with the Company that are counted as "Service" in accordance with the following rules:

(1)           Each Employee shall be credited with Service under the Plan for the period or periods during which such Employee maintains an employment relationship with the Company.  An Employee’s employment relationship commences on the date the Employee first renders an Hour of Service and ends on his Severance from Service Date.  An Employee’s Severance from Service Date means the earlier of:

(i)           the date on which the Employee quits, retires, is discharged, or dies; or

(ii)           the first anniversary of the first date of a period in which an Employee remains absent from Service (with or without pay) with the Company for any reason other than quit, retirement, discharge, or death, such as vacation, holiday, sickness, disability, leave of absence or layoff; provided, however, that the Severance from Service Date for an Employee who is absent from service beyond the first anniversary of the first day of absence by reason of maternity or paternity leave is the second anniversary of the first day of such absence, with the period between the first and second anniversaries of the first day of absence being neither a period of Service nor a period of severance.

(2)           Service also includes the following periods:

(i)           Periods of leave of absence with or without pay granted to the Employee by the Company in a nondiscriminatory manner for any purpose including, but not limited to, sickness, accident, or military leave.  Such Employee shall not be considered to have terminated employment during such leave of absence unless he fails to return to the employ of the Company at or prior to the expiration date of such leave, in which case he shall be deemed to have terminated Service as of the Severance from Service Date.

(ii)           The period of time between an Employee’s Severance from Service Date by reason of a resignation, discharge, or retirement and the first anniversary of the date on which the Employee was first absent, if the Employee returns to Service on or before such first anniversary date.

(3)           All periods of an Employee’s Service, whether or not consecutive, will be aggregated.  Service will be measured in elapsed fractions of years whereby each completed calendar month will constitute one-twelfth of a year, and partial calendar months which when aggregated equal thirty days will constitute one-twelfth of a year.

(ll)           “SureWest Communications Company Stock Fund” refers to the ESOP component of the Plan which shall be invested primarily in the common stock of SureWest, together with cash that the Committee deems necessary to meet liquidity needs of the Plan.   The terms “Company Common Stock,” “Company Stock” and “common stock of the Company” refers to the common stock of SureWest Communications.

(mm)           "Trust"  refers to the trust created pursuant to the Trust Agreement attached as Appendix A hereto.

(nn)           "Trust Fund" refers to the fund established by the Trustee pursuant to the Trust Agreement attached as Appendix A, to which contributions under the Plan shall be made and from which benefits under the Plan shall be distributed.

(oo)           "Trustee"  refers to the trustee named in the Trust Agreement attached hereto as Appendix A or any successor trustee appointed and acting pursuant to said Trust Agreement.

(pp)           "Valuation Date" means each day as of which the value of the Trust Fund or a Participant’s Accounts has been determined by the Committee in accordance with Section 6.5 of the Plan.

(qq)           “Year of Service” means, for purposes of Plan Years after 1991, a 12-month period of Service (as defined in Section 2.1(kk) above).  For purposes of Plan Years prior to 1992, "Year of Service" means a 12-month period during which an Employee has one thousand (1,000) or more Hours of Service.  The computation of the 12-month period shall be made by reference to the date on which the Employee commenced his employment with the Company; provided, however, if an Employee does not complete one thousand (1,000) Hours of Service during the 12-month period beginning on such date, the 12-month periods shall be computed by reference to the first day of each Plan Year commencing after such date.

2.2           Construction.  Wherever appropriate herein, words used in the singular may include the plural, the plural may include the singular, and the masculine may include the feminine and neuter. The titles and headings used herein are for convenience only and shall not be used in the interpretation of the Plan and Trust as herein set forth.

2.3           Applicable Law.   The Plan and Trust shall be interpreted and administered, in accordance with the law of the State of California (exclusive of its provisions regarding conflicts of law) in a manner consistent with the requirements of the Code, ERISA and other relevant laws, as the same may be amended from time to time.  All references herein to the Code or ERISA or to any section thereof shall be deemed to refer to such law or section thereof as the same may from time to time be modified, amended or replaced by law of similar import and application.

ARTICLE 3
Administrative Committee

3.1           Members.  The Plan shall be administered exclusively by an Administrative Committee of one (1) or more persons who shall be appointed by and who shall serve at the pleasure of the Company.

3.2           Responsibilities.  The Committee shall be the named fiduciary and the Plan Administrator required by ERISA.  The Committee shall appoint one (1) of its members to be Chair of the Committee; the person so selected shall be the agent of the Plan for service of legal process.  The Committee shall have complete discretionary authority to control and manage the operation and administration of the Plan, including complete discretionary authority to determine eligibility for benefits and construe and interpret the terms of the Plan and relevant laws.  The Committee also shall have discretionary authority to make such rules, regulations, interpretations, determinations and computations, and shall take such other actions to administer the Plan, as the Committee may deem appropriate; and all such rules, regulations, interpretations, determinations, computations and other actions shall be conclusive and binding upon any and all persons.  The Committee shall administer the Plan in a non-discriminatory manner consistent with the requirements of IRC Section 401(a) and in accord with the provisions of ERISA.

3.3           Action by the Committee.  A majority of the Committee shall constitute a quorum for the transaction of business.  All actions of the Committee shall be by an affirmative vote of not less than a majority of the Committee at a duly held meeting or by an instrument in writing signed by not less than a majority of the members of the Committee, provided that no member of the Committee shall vote or act in his capacity as a Committee member on any matter that relates solely to him or his interest as a Participant in the Plan.  Notwithstanding any vacancy on the Committee, the Committee may act on any matter as long as more than half of the number of Committee members appointed, prior to any vacancy during the Plan year, remain qualified to act thereon. The Committee shall keep a complete record of all its proceedings and all data necessary for the administration of the Plan.

3.4           Agents.  The Committee may allocate to one or more of its members and may delegate to any other persons any of its rights, powers, duties and responsibilities with respect to the operation and administration of the Plan.  Any such allocation or delegation shall be reviewed at least annually by the Committee and shall be terminable upon such notice as the Committee, in its sole discretion, deems reasonable and prudent under the circumstances.  With the consent of the Company (which consent shall not be unreasonably withheld) the Committee (i) may employ such persons as the Committee, in its sole discretion, determines to be necessary and appropriate to render advice or perform services with respect to the responsibilities of the Committee, including, without limitation, accountants, attorneys, financial consultants and employee benefit consultants, and (ii) may authorize one or more of its members to execute documents on its behalf and to direct the Trustee in the performance of the Trustee's duties, in which case the Trustee, upon written notification of such authorization, shall accept and rely upon such documents until notified in writing that such authorization has been revoked by the Committee.  The Committee is authorized, in its discretion, to pay or authorize the payment from Plan assets for reasonable expenses incurred in connection with the administration of the Plan and the management of Plan assets.   Nothing in the preceding three sentences or in any other provisions of the Plan or Trust shall require the Company, the Plan or Trust to pay or reimburse any Committee member or any other person for any cost, liability, loss, fee or expense incurred by the Committee member or other person in any dispute with the Company; nor may any Committee member or other person reimburse himself from any Plan contributions or from the principal or income of the Trust Fund for any such cost, liability, loss, fee or expense.

3.5           Funding Policy.  The Committee from time to time shall establish a funding policy and method for the Plan which is consistent with the objectives of the Plan and the requirements of ERISA.  The funding policy and method, as established and amended from time to time, shall be promptly communicated to the Trustee in order that the Trustee may coordinate the investment policies of the Trust Fund with such funding policy and method.  From time to time, the Committee also shall establish an investment policy as a separate document or as part of a funding policy.

3.6           Reports.  The Committee shall cause such notices, reports and other documents and data as are required under the IRC or ERISA and any rules or regulations under either of said laws to be timely filed with the proper governmental authority and/or furnished to Participants or Beneficiaries under the Plan.  Consistent with regulations issued by the Secretaries of Treasury and Labor, the Committee shall provide to terminating Participants any IRS-required tax notices describing the consequences of deferring or receiving a distribution, including the principal tax consequences of receiving a distribution of benefits from the Plan or transferring the benefits in a direct or indirect rollover from the Plan.

3.7           Compensation and Expenses.  The members of the Committee shall serve without compensation but shall be reimbursed by the Company, the Plan or Trust for all necessary and reasonable expenses incurred in the discharge of their duties, including, without limitation, the cost of the bond required under Section 412 of ERISA and the reasonable fees and expenses of such agents as may be hired or appointed by the Committee to assist with the administration of the Plan pursuant to the provisions of this Article 3, even if such fee or expense is incurred in an arrangement to which neither the Plan or Trust is a party.  All reasonable expenses which are necessary to operate and administer the Plan may be paid from the Trust Fund or, at the election of the Company, paid directly by the Company.  All reasonable costs incurred by a Committee member in the discharge of his or her duties under the Plan or in the administration of the Trust Fund may be paid or reimbursed from the assets of the Trust Fund.  Such costs shall include reasonable fees or expenses arising from the Committee's retention, with the consent of the Company, of any attorneys, accountants, actuaries, consultants or record keepers required by the Committee to discharge its duties under the Plan.  Nothing in the preceding four sentences or in any other provisions of the Plan shall require the Company to pay or reimburse any Committee member or any other person for any cost, liability, loss, fee or expense incurred by the Committee member or other person in any dispute with the Company; nor may any Committee member or other person reimburse himself from any Plan contributions or from the principal or income of the Trust Fund for any such cost, liability, loss, fee or expense.

3.8           Indemnification.  The Company shall indemnify and hold harmless the members of the Committee from and against any and all liabilities, costs and expenses incurred by members of the Committee as the result of any act or omission by them or by any person hired or appointed by them in connection with the performance of the duties, responsibilities and obligations of the members of the Committee under the Plan or ERISA, other than such liabilities, costs and expenses as may result from their own gross negligence or willful misconduct.  To the extent permitted by law, the Company shall, and hereby does, indemnify and hold harmless any Committee member who is or may be deemed to be a fiduciary of the Plan, from and against any and all losses, claims, damages or liabilities (including attorneys' fees and amounts paid, with the approval of the Company, in settlement of any claim) arising out of or resulting from a duty, act, omission or decision with respect to the Plan, so long as such duty, act, omission or decision does not involve gross negligence or willful misconduct on the part of the Committee member.  Any individual so indemnified shall, within 10 days after receipt of notice of any action, suit or proceeding, notify the President of the Company and offer in writing to the President of the Company the opportunity, at the Company's expense, to handle and defend such action, suit or proceeding, and the Company shall have the right, but not the obligation, to conduct the defense in any such action, suit or proceeding.  An individual's failure to give the President of the Company such notice and opportunity shall relieve the Company of any liability to said individual under this Section 3.8.  The Company may satisfy its obligations under this provision (in whole or in part) by the purchase of insurance.  Any payment by an insurance carrier to or on behalf of such individual shall, to the extent of such payment, discharge any obligation of the Company to the individual under this indemnification.

3.9           Claims Procedures.   The following procedures apply to claims filed after December 31, 2001 for benefits under this Plan.  Benefit claims filed before January 1, 2002 shall be pursued under the procedures contained in the Plan amendment or restatement in effect at the time the claim is filed.  With respect to all benefit claims, a party designated by the Company or the Committee will advise the Employee if he is entitled to benefits under the Plan.  If an Employee disagrees with such initial determination, the Employee may make a formal claim for benefits in the following manner:

a.           Initial Claims
A Participant, Beneficiary or Alternate Payee (sometimes hereinafter "Claimant") shall apply for Plan benefits in writing on a form provided or approved by the Administrative Committee or other party responsible for the processing of claims under the Plan.  The Plan may establish reasonable procedures to determine the accuracy of a person’s assertions that he is authorized to represent the Claimant with respect to benefits under the Plan.  Claims shall be examined and evaluated by the Committee or such other party designated by the Committee and shall be approved or denied in accordance with the terms of the Plan and with any resolutions, protocols, guidelines, procedures, rules or regulations thereunder.  Except for powers which the Committee reserves to itself, any person responsible for the processing or review of claims shall have the same discretionary authority as the Committee with respect to the determination of eligibility for benefits and with respect to construction of the terms of the Plan and relevant laws as they pertain to said claims.

b. Adverse Benefit Determination

1)           General Rule

As a general rule, whenever a claim for benefits is wholly or partially denied or in the event of another adverse determination, the Claimant shall be given written notice of such action within 90 days after the claim is filed, unless special circumstances require the Plan Administrator to extend the time for processing the claim.  If the Plan Administrator requires an extension of time, the Claimant shall be notified of the extension and the reason for the extension within the initial 90-day period.  The extension shall not exceed a reasonable time but no more than 180 days after the complete claim has been filed.  Any notice of denial or other adverse benefit determination will indicate the reason for denial, the pertinent provisions of the Plan, rules, regulations, resolutions, protocols, guidelines or other criteria on which the denial rests, an explanation of the claims appeal procedure set forth in the Plan, a description of any additional material or information necessary to perfect the claim, an explanation of why such material or information is necessary, and notice that the Claimant may receive, free of charge, copies of all documents bearing directly on the denial of benefits or other adverse determination with respect to the claim, including documents that bear on the consistency of benefit determinations for similarly situated Claimants.  Despite the foregoing reference to consistency, the Plan shall not be required to provide or continue to provide to any person any benefits, rights etc. that the Plan erroneously provided to another person.  Similarly, the foregoing requirement of consistency shall not prevent the Employer from amending the Plan nor prevent the Administrative Committee from amending its rules, regulations, resolutions, procedures, guidelines, protocols, etc. under the Plan.  Any omission by the Plan or Administrative Committee to provide an explicit written decision with respect to an initial claim for benefits shall constitute an exercise of discretionary authority to deny the claim and allow the Claimant to pursue appeal procedures below.  Such omission with respect to an initial claim shall not restrict the Plan or Administrative Committee from exercising discretionary authority in providing a written explanation of its reasons to affirm, modify or reverse an initial denial or other adverse determination during a review or appeal of said denial or other adverse determination under the Plan.

2)           Disability Benefits
As an exception to the general rule set forth in the preceding paragraph, in the case of a claim involving the Disability of an Employee, the Administrative Committee shall notify the Claimant of the Plan's adverse benefit determination, if any, within a reasonable period of time, but not later than 45 days after receipt of the claim by the Plan. This period may be extended by the Plan for up to 30 days, provided that the Administrative Committee both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the Claimant, prior to the expiration of the initial 45-day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision.  If, prior to the end of the first 30-day extension period, the Administrative Committee determines that, because of matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for a reasonable time, up to an additional 30 days, provided that the Administrative Committee notifies the Claimant, prior to the expiration of the first 30-day extension period, of the circumstances requiring the extension and the date as of which the Plan expects to render a decision.  In the case of any extension under this paragraph, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues.  If an internal regulation, rule, resolution, guideline, protocol, or other similar criterion is relied upon in making an adverse determination with respect to a claim involving the Disability of an Employee, the adverse determination shall include a copy of the specific regulation, rule, resolution, guideline, protocol, or other criterion or shall include a statement that such a regulation, rule, resolution, guideline, protocol, or other criterion was relied upon in making the adverse determination and that a copy of such regulation, rule, resolution, guideline, protocol, or other criterion will be provided free of charge to the Claimant upon written request.

Disability and other claims under the Plan shall be processed in a consistent nondiscriminatory manner.  Despite the foregoing reference to consistency, the Plan shall not be required to provide or continue to provide to any person any benefits, rights etc. that the Plan erroneously provided to another person.  Similarly, the foregoing requirement of consistency shall not prevent the Employer from amending the Plan nor prevent the Administrative Committee from amending its rules, regulations, resolutions, procedures, guidelines, protocols, etc. under the Plan.  Any omission by the Plan or Administrative Committee to provide an explicit written decision with respect to an initial claim for benefits shall constitute an exercise of discretionary authority to deny the claim and allow the Claimant to pursue appeal procedures below.  Such omission with respect to an initial claim shall not restrict the Plan or Administrative Committee from exercising discretionary authority in providing a written explanation of its reasons to affirm, modify or reverse an initial denial or other adverse determination during a review or appeal of said denial or other adverse determination under the Plan.

c. Appeal of Adverse Benefit Determination

1)           General Rule
As a general rule, any Claimant whose claim for benefits has been denied or who has received an adverse determination under the Plan shall have the right to request that the Administrative Committee review the denial.  Such request must be in writing and must be received by the Committee within 60 days after such person is advised of the denial of his or her claim or other adverse determination under the Plan or, if the Claimant is not advised of the Committee's action, within 240 days after the initial claim was filed.  If written request for review is not made within such 60-day (or if applicable 240-day) period, the Claimant shall forfeit his or her right to review or other relief from the benefit denial or adverse determination under the Plan.  The Claimant or a duly authorized representative of the Claimant may examine all pertinent Plan documents and submit issues and comments in writing and obtain, free of charge, copies of any Plan provisions, rules, regulations, resolutions, protocols or other criteria that bear directly on the denial of benefits or other adverse determination with respect to the Claim.  The Claimant or representative also may submit or request review of comments, documents, records and other information relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

The Plan Administrator or its designee under the Plan shall review the claim and shall issue a written decision affirming, modifying or setting aside its former action within 60 days after receipt of the written request for review, or within 120 days if special circumstances require an extension.  The Claimant shall be notified in writing of any such extension within 60 days following the request for review.  An original or copy of the decision shall be furnished to the Claimant.  The decision shall set forth its reasons and the pertinent Plan provisions, rules, regulations, resolutions, protocols or other criteria on which it rests.  Unless the decision is clearly contrary to the terms of the Plan, the decision shall be final and binding upon the Claimant and all other persons.  The Claimant also shall receive a statement that he or she is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits.  To the extent applicable, the Claimant shall receive a statement describing (i) any voluntary appeal procedures offered by the Plan, (ii) the Claimant's right to obtain information about the procedures and (iii) the Claimant's right to bring an action in court under ERISA.

If the Claimant wishes to bring an action in court under ERISA, the Claimant must commence such action no later than one year after the Plan affirms a denial of benefits or other adverse determination.  Failure to initiate the action in court in such timely manner shall cause the Claimant to forfeit his or her right to pursue his or her claim.

Any omission by the Plan or Administrative Committee to provide an affirmative written decision with respect to an appeal or review of a denial of an initial claim for benefits shall constitute an exercise of discretionary authority to affirm the initial denial or other adverse determination.  Such omission with respect to an affirmation of an initial denial shall not restrict the Plan or Committee from exercising discretionary authority in providing a written explanation of its reasons to affirm an initial denial or other adverse determination during a review, appeal, arbitration or other proceeding with respect to the affirmation of said denial or other adverse determination under the Plan.

2)           Disability Benefits
As an exception to the general rules regarding claims review as set forth  above, in the case of an adverse determination regarding a claim involving the Disability of an Employee under the Plan, the Claimant shall have at least 180 days following receipt of notification of an adverse benefit determination under the Plan within which to appeal the determination.  The review will not afford deference to the initial adverse benefit determination under the Plan and shall be conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual.

As another exception to the general rules regarding claims reviews as set forth above, in the case of a request for review of an adverse determination regarding a claim that involves the Disability of an Employee, the Administrative Committee shall notify the Claimant of the result of the review within a reasonable period of time, but not later than 45 days after receipt of the written request for review, or within 90 days if special circumstances require an extension.  The Claimant shall be notified in writing of any such extension within 45 days following the request for review.

To the extent applicable, the Claimant shall receive a statement describing (i) any voluntary appeal procedures offered by the Plan, (ii) the Claimant's right to obtain information about the procedures and (iii) the Claimant's right to bring an action in court under ERISA.  If the Claimant wishes to bring an action in court under ERISA, the Claimant must commence such action no later than one year after the Plan affirms a denial of benefits or other adverse determination. Failure to initiate the action in court in such timely manner shall cause the Claimant to forfeit his or her right to pursue his or her claim.

Any omission by the Plan or Administrative Committee to provide an affirmative written decision with respect to an appeal or review of a denial of an initial claim for benefits shall constitute an exercise of discretionary authority to affirm the initial denial or other adverse determination.  Such omission with respect to an affirmation of an initial denial shall not restrict the Plan or Administrative Committee from exercising discretionary authority in providing a written explanation of its reasons to affirm an initial denial or other adverse determination during a review, appeal, arbitration or other proceeding with respect to the affirmation of said denial or other adverse determination under the Plan.

e.           Voluntary Binding Arbitration of Benefit Claims
With respect to one or more benefit claims, in addition to the appeal review described above, the Plan offers voluntary arbitration of an adverse benefit determination.  In such voluntary arbitration, the procedures set forth below shall apply:

(1)	The Plan will waive any right to assert that a Claimant has failed to exhaust administrative remedies merely because the Claimant did not elect to submit a benefit dispute to voluntary arbitration provided by the Plan;

(2)	The Plan agrees that any statute of limitations or other defense based on timeliness is tolled during the pendency of such voluntary arbitration;
(3)	The Claimant may elect to submit a benefit claim to voluntary arbitration only after exhausting the appeal review described above.
(4)	No fees or costs for the arbitrator or forum shall be imposed on the
Claimant by the Plan; but the Claimant will be responsible for the attorney fees and other costs incurred by the Claimant in pursuing his or her appeal from an adverse benefit determination.
(5)	Neither the Claimant nor the Plan is precluded from challenging the voluntary arbitration award under ERISA or other applicable laws, as long as the Claimant or Plan formally initiates the challenge within one year after entry of the arbitration award or decision.

f.           Mandatory Binding Arbitration of Other Disputes
Apart from benefit claims and disputes over adverse benefit determinations above, to the extent permitted by ERISA and other applicable laws, any claims by the Plan or by the Company with respect to the Plan or by a Claimant (i.e. a Participant, Beneficiary or Alternate Payee), including any breach or claimed breach of fiduciary duty regarding the Plan shall be settled solely by arbitration in the principal place of business of the Employer in accordance with pertinent rules of the American Arbitration Association or other forum to which the Claimant and Committee agree.  In any arbitration proceeding, all statutory, legal or equitable limitations on actions shall apply; except that no action may be brought more than one year after the injury occurs.  Judgment on any award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  Each party to any dispute regarding the Plan shall pay the fees and costs of presenting his, her or its case in arbitration.  All other costs of arbitration, including the costs of any transcript of the proceedings, administrative fees, and the arbitrator's compensation shall be borne by the Company or the Plan.

Except as otherwise specifically provided in this Plan, the provisions of this Section shall be absolutely exclusive for any and all purposes and fully applicable to each and every dispute regarding the Plan including any claim which, if pursued through any state or federal court or administrative proceeding, would arise at law, in equity or pursuant to statutory, regulatory or common law rules, regardless of whether such claim would arise in contract, tort or under any other legal or equitable theory or basis.  The arbitrator who hears or decides any claim under the Plan shall have jurisdiction and authority to award only relief available under ERISA; and apart from such relief, the arbitrator shall not have any authority or jurisdiction to make any award of any kind including, without limitation, compensatory damages, punitive damages, unforeseeable economic damages, damages for pain and suffering or emotional distress, adverse tax consequences or any other kind or form of damages.  The remedy, if any, awarded by such arbitrator shall be the sole and exclusive remedy for each and every claim which is subject to arbitration.

To the extent required for enforceability of the arbitration provisions of this Plan, said provisions shall be construed and interpreted to achieve the following goals:

1. Mutuality between or among the parties involved,
2. Availability of remedies provided or permitted by ERISA,
3. Sufficient discovery to resolve claims,
4. Written arbitration decision, and
5. Judicial review sufficient to ensure the arbitrator’s compliance with requirements of ERISA and the Plan.

The Company, the Plan and Plan fiduciaries will be the necessary parties to any action or proceeding involving the assets or administration of the Plan. No person employed by the

Company, no Participant or Beneficiary or any other person having or claiming to have an interest in the Plan will be entitled to any notice or process, unless such person is a named party to the action or proceeding.  Any final judgment or decision that may be entered in any such action or proceeding will be binding and conclusive on all persons having or claiming to have any interest in the Plan.

g.	Discretionary Authority
With respect to claims, appeals and other determinations and proceedings at any time, the Administrative Committee has discretionary authority to make findings of fact, to construe and interpret the provisions of the Plan and to determine all questions of fact or law, such as eligibility for participation, benefit accrual, allocation of contributions or forfeitures, vesting, payment of administrative expenses, entitlement to benefits, form and timing of payment, etc.  No court or arbitrator may alter the Committee’s decision unless the decision is arbitrary, capricious and constitutes a clear abuse of discretion.  Except for powers which the Committee reserves to itself, any person responsible for the processing or review of claims shall have the same discretionary authority, as the Committee, with respect to any determination involving the application, construction and interpretation of the Plan.

ARTICLE 4
ELIBILITY AND PARTICIPATION

4.1           Eligibility.  Each Employee who was a Participant in the Prior Plan on April 30, 2002 shall continue to participate in the Plan.  Each other Employee shall be eligible to participate in the Plan as soon as administratively feasibly following commencement of employment with the Company.  Prior to July 1, 2007, one Year of Service will be required for a Participant to be eligible to receive Company Matching Contributions pursuant to Section 5.3 below.  After June 30, 2007, each Employee shall be eligible to receive Company Matching Contributions under Section 5.3 pursuant to an affirmative election under Sections 4.2 and 5.1 or pursuant to a deemed deferral election under Sections 5.11, 5.12 or 5.12A.  With respect to any Employee who has not completed, as of July 1, 2007, at least one year of Service, within the meaning of Section 2.1 (kk), such Company Matching Contributions shall vest after the earliest of 1) completion of one Year of Service, 2) reaching Early Retirement Date or 2) reaching Normal Retirement Date.  Effective as of February 13, 2008, upon the close of the acquisition by SureWest of all of the issued and outstanding shares of stock of Everest Broadband, Inc. (“Everest”) , current Employees of Everest became eligible to participate in this KSOP and were enrolled in the Plan as soon as administratively feasible thereafter.  Additionally, current Employees of Everest became eligible to receive Company Matching Contributions under Section 5.3 herein pursuant to an affirmative election under Sections 4.2 and 5.1 or pursuant to a deemed deferral election under Sections 5.11, 5.12 or 5.12A.  With respect to any current Employees of Everest who had not completed, as of the close of the Acquisition, at least one Year of Service, within the meaning of Section 2.1(kk), such Company Matching Contributions vest upon the earliest of 1) completion of one Year of Service, 2) reaching Early Retirement Date or 2) reaching Normal Retirement Date, including Service with Everest immediately before and after the Acquisition.

4.2           Participation.  Participation in the Plan is voluntary.  Notwithstanding the automatic enrollment and contribution features of the Plan, an Employee is able to elect against participation in the Plan in the manner and in the time frame specified in Articles 5.11, 5.12 and 5.12A below.

Prior to July 1, 2007, each eligible Employee who elects to participate in the Plan shall provide to the Committee or its designee, in accordance with procedures established by the Committee, the necessary enrollment information which shall:

(a)           specify the percentage of his Earnings which he wishes to contribute to his Employee After-tax Account or Roth Account under the Plan and the percentage he wishes to defer to his Employee Pre-tax Account;
(b)           designate a Beneficiary or Beneficiaries to receive any payment or distribution which may be due upon his death; and
(c)           contain such other or additional information as the Committee or its designee determines is necessary for the administration of the Plan.

An eligible Employee who provides the enrollment information to the Committee or its designee shall begin to participate in the Plan as of the next regularly scheduled pay period or as soon as is administratively feasible.

Effective July 1, 2007, in addition to accommodating affirmative individual enrollment as described in the preceding paragraphs, the Company implemented an automatic contribution feature under the Plan as described in Section 5.11 below.  Effective January 1, 2008, the Company amended and restated the automatic contribution feature of the Plan as described in Section 5.12 below.   With respect to contributions, payroll periods and withdrawals after December 31, 2008, the Company amended and restated the automatic contribution feature of the Plan as described in Section 5.12A below.

4.3           Reemployment.  If the employment of an Employee is terminated for any reason after he has become a Participant in the Plan and he is subsequently reemployed by the Company, he shall be eligible to become a Participant in the Plan immediately upon his reemployment.

4.4  Termination of Participation.  Participation in the Plan shall continue until the employee’s Severance from Service date as defined in Section 2.1(kk).

4.5  Notice to Employees.  The Committee or its designee shall notify every Employee, in writing, of the existence of the Plan in the form of a Summary Plan Description.  The Committee or its designee also shall provide other such notices and communications as may be required by the IRC, ERISA and other relevant laws.  Additionally, the Company shall furnish to the Committee or its delegate the names of all Employees who become eligible to become Participants, and the Committee shall notify each such person of his eligibility.

ARTICLE 5
EMPLOYEE AND COMPANY CONTRIBUTIONS

This Plan provides for various forms of pre-tax and after-tax contributions.   More specifically, the Plan provides the following forms of pre-tax contributions:  1) pre-tax compensation deferrals made by affirmative payroll elections as described in Section 5.1.a below;  2) catch-up contributions described in Section 5.1.b below 3) , pre-tax compensation deferrals made through the automatic enrollment under the Plan as described in Sections 5.11, 5.12 and 5.12A below; 4) Company Matching Contributions described in Section 5.3; and 5) where required by law, top-heavy minimum contributions described in Article 14 below and, if determined by the Committee, remedial additions to individual accounts.  The Plan also provides the following forms of after-tax contributions:  1) Employee After-tax contributions described in Section 5.2.a below; and 2) Roth elective deferrals described in Section 5.2.b below.  The Plan also permits rollover contributions to a Participant’s Rollover Account, which may include amounts attributable to pre-tax and after-tax contributions previously made to another employer’s retirement plan.

Regarding the automatic enrollment features of this Plan, in 2007 and 2008, the Company adopted good-faith amendments in Section 5.11 and 5.12 respectively to reflect various legislative developments and administrative guidance as they became available.  In 2009, when sample amendments became available from the IRS in Notice 2009-65, the Company adopted them retroactively as a definitive statement of the Plan’s automatic enrollment features set forth in Section 5.12A below.

Section 5.1              Pre-tax Contributions

a.  Employee Pre-tax Contributions.  An Employee who is eligible to participate in the Plan under Section 4.1 may contribute up to 50% of his Earnings on a pre-tax basis to the Plan as an Employee Pre-tax Contribution (sometimes called pre-tax elective deferrals) , in increments of 1%.  The combined amount of a Participant’s Employee Pre-tax Contributions under this Section 5.1 and such Participant’s Employee After-tax Contributions under Section 5.2 shall not exceed in any Plan Year an amount equal to 50% of the Participant’s Earnings in such Plan Year.  Notwithstanding the foregoing, prior to July 1, 2007, a Participant that is a Highly Compensated Employee as defined in section 15.1(n) is permitted to contribute up to 15% of his Earnings to the Plan as an Employee Pre-tax Contribution.  The combined amount of a Highly Compensated Employee’s Employee Pre-tax Contributions under this Section 5.1 and Employee After-tax Contributions under Section 5.2 shall not exceed in any Plan Year an amount equal to 21% of the Participant’s Earnings in such Plan Year.  Despite the foregoing, an Employee’s Pre-tax Contributions in any taxable year may not exceed the limit set forth in Code section 402(g), as indexed for such taxable year [$16,500 for 2009, 2010 and 2011], except to the extent permitted by Section 5.1.b. below and IRC Section 414(v).

b.                      Catch Up Contributions.    After June 30, 2002, all Employees who are eligible to make elective deferrals under this Plan and who attain age fifty (50) before the close of the Plan year are eligible to make catch-up contributions in accord with and subject to the limitations of IRC Section 414(v).   Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan that implement limitations imposed by IRC Sections 402(g) and 415.   Similarly, the Plan shall not be treated as failing to satisfy the provisions of the Plan that implement the requirements of IRC Sections 401(k)(3), 401(k)(11), 401(k) (12), 401(k)(13), 410(b) or 416.
Section 5.2     After-tax Contributions

a.           Employee After-tax Contributions.  An Employee who is eligible to participate in the Plan under Section 4.1 may contribute up to 50% of his Earnings on an after-tax basis to the Plan as an Employee After-tax Contribution, in increments of 1%.  The combined amount of a Participant’s Employee After-tax Contributions under this Section 5.2 and such Participant’s Employee Pre-tax Contributions under Section 5.1 shall not exceed in any Plan Year an amount equal to 50% of the Participant’s Earnings in such Plan Year.  Despite the foregoing, a Participant that is a Highly Compensated Employee as defined in section 15.1(n) is permitted to contribute up to 6% of his Earnings to the Plan as an Employee After-tax Contribution.  The combined amount of a Highly Compensated Employee’s Employee Pre-tax Contributions under Section 5.1 and Employee After-tax Contributions under this Section 5.2 shall not exceed in any Plan Year an amount equal to 21% of the Participant’s Earnings in such Plan Year.

b.           Roth Elective Deferrals.
1)  General Application.
a)           This Section 5.2.b. is effective as of July 1, 2006 (“Effective Date”) regarding irrevocable after-tax elective deferrals, commonly called Roth elective deferrals.
b)           As of the Effective Date, the Plan will accept Roth elective deferrals made on behalf of Participants.  A Participant’s Roth elective deferrals will be allocated to a separate account, sometimes called an Employee Roth Contribution Account maintained for such deferrals as described in Section 5.2.b.2 below.
c)           Unless specifically stated otherwise, Roth elective deferrals will be treated as elective deferrals for all purposes under the Plan.
2)   Separate Accounting.

a)           Contributions and withdrawals of Roth elective deferrals will be credited and debited to an Employee Roth Contribution Account for each Participant who utilizes this Roth elective deferral component of the Plan.
b)           The Plan will maintain a record of the amount of Roth elective deferrals in each Participant’s account.
c)           Gains, losses and other credits or charges must be separately allocated on a reasonable and consistent basis to each Employee Roth Contribution Account and the Participant’s other accounts under the Plan.
d)           No contributions other than Roth elective deferrals and properly attributable earnings will be credited to each Employee Roth Contribution Account.
e)           Neither Company Matching Contributions nor forfeitures may be allocated to an Employee Roth Contribution Account.
f)           Employee Roth Contributions are subject to the same restrictions on distributions that apply to Employee Pre-tax Contributions.
g)           For periods when discrimination testing with respect to Actual Deferral Percentages (ADP) applies to this Plan, Employee Roth Contributions shall be taken into account in the same manner as Employee Pre-tax Contributions.
3)           Direct Rollovers
a)           Notwithstanding Section 9.8 of this Plan, a direct rollover of a distribution from an Employee Roth Contribution Account under this Plan will be made to another Roth elective deferral account under an applicable retirement plan described in IRC Section 402A(e)(1), to a Roth individual retirement account (“IRA”) described in IRC Section 408A or to any other vehicle permitted by law and only to the extent the rollover is permitted under the rules of IRC Section 402(c ).

b)           Notwithstanding Section 13.8 of this Plan, unless otherwise provided by the Company, this Plan will accept a rollover contribution to an Employee Roth Contribution Account if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in IRC Section 402A(e)(1) or other permissible transfer but only to the extent the rollover is permitted under the rules of IRC Section 402(c ).
c)           The Plan will not provide for a direct rollover (including an automatic rollover) for distributions from an Employee Roth Contribution Account if the amount of the distributions that are eligible rollover distributions are reasonably expected to total fewer than $200 during a year.  In addition, any distribution from an Employee Roth Contribution Account is not taken into account in determining whether distributions from a Participant’s other Accounts are reasonably expected to total fewer than $200 during a year.  Eligible rollover distributions from an Employee Roth Contribution Account and other rollover distributions are taken into account in determining whether the total amount of the Participant’s Account balances under the Plan exceed $1,000 for purposes of the automatic rollover rules of IRC Section 401(a)(31)(B) but are not taken into account in determining whether the Participant’s Account balances under the Plan  exceed $5,000 for purposes of the involuntary cash out rules of IRC Section 411(a)(11).
d)           The provisions of the Plan that allow a Participant to elect a direct rollover of only a portion of an eligible rollover distribution but only if the amount rolled over is at least $500 is applied by treating any amount distributed from an Employee Roth Contribution Account as a separate distribution from any amount distributed from the Participant’s other Accounts in the Plan, even if he amounts are distributed at the same time.

4)           Correction of Excess Contributions
a)           In the case of a distribution of Excess Contributions, a Participant may designate the extent to which the excess amount is composed of pre-tax elective deferrals and Roth elective deferrals but only to the extent such types of deferrals were made for the year.
b)           If the Participant does not designate irrevocably which type of elective deferrals are to be distributed, the Plan will first distribute pre-tax elective deferrals.
5)           Direct Rollovers
The Plan will accept a direct rollover from another Roth elective deferral account under an applicable retirement plan as described in IRC Section 402A(e)(1).
Section 5.3  Company Matching Contributions.

The contributions described in subsections a., b., c., and d. below shall be known as the Company Matching Contribution.  In any Plan year, a Participant shall be eligible to receive Company Matching Contributions only under subsection a., b., c., or d. below as determined by the Plan Administrator in its sole discretion with respect to the deferral arrangement in which the Participant makes Employee Pre-Tax and/or Employee After-Tax Contributions to this Plan.  A Participant shall not be eligible to receive Company Matching Contributions with respect to Catch-Up Contributions. All Company Matching Contributions are made on a pre-tax basis and allocated to a Participant’s Pre-Tax Contribution Account.

a.           Effective May 1, 2002, the Company shall contribute and pay into the Trust Fund each pay period an amount equal to one hundred percent (100%) of each Participant’s Employee Pre-tax and/or Employee After-tax Contributions for such pay period, but not to exceed 6% of the Participant’s Earnings for such pay period.
b.           Effective July 1, 2007, the Company shall contribute and pay into the Trust Fund each pay period an amount equal to one hundred percent (100%) of each Participant’s Employee Pre-tax and/or Employee After-tax Contributions made for such pay period where such Employee Pre-tax Contributions are made pursuant to a deemed deferral election under Sections 5.11, 5.12 and 5.12A below.

Section 5.4                      Payment of Contributions.  A Participant’s Employee Pre-tax and After-tax Contributions to the Plan shall be deducted from his regularly scheduled paycheck and paid on his behalf into the Trust Fund each pay period.   Company Matching Contributions for a pay period shall be paid in cash to the Trustee as soon as possible after the payroll deduction but no later than fifteen (15) days after the end of the pay period for which the Matching Contribution is made.   To the extent permitted by Section 410 of ERISA, the Trustee shall be under no duty to determine the correctness of the computation of Company Matching Contributions hereunder or to enforce payment thereof by the Company.

Section 5.5     Change in Contribution.   Effective as soon as administratively feasible after notice to the Committee or to a party designated by the Committee, a Participant may voluntarily change, as of the next pay period, the percentage of his Earnings which are to be contributed as his Employee Pre-tax and/or After-tax Contributions to the Plan.  When the Earnings of a Participant change, the percentage elected by such Participant shall be applied to such changed Earnings and the amount of his Employee Pre-tax or After-tax Contributions shall be increased or decreased accordingly.  Effective July 1, 2007, a Participant may change the percentage of his Earnings which are contributed as his Employee Pre-tax and/or After-tax Contributions to the Plan in a manner and time-frame consistent with the applicable deemed deferral arrangement, if any, under Sections 5.11, 5.12 or 5.12A below.

Section 5.6         Suspension of Contributions.  Effective July 1, 2007, a Participant may suspend his Employee Pre-tax or After-tax Contributions to the Plan in a manner and time-frame consistent with the applicable deemed deferral arrangement, if any, under Sections 5.11, 5.12 or 5.12A below.

Section 5.7         Return of Matching Contributions.  In the event the Company makes a Company Matching Contribution to the Plan by a mistake of fact or the deduction for a contribution is not allowed under Section 404(a) of the Code, the Company shall be entitled to recover from the Trustee that amount contributed by mistake of fact or the amount contributed in excess of the allowable deduction under Section 404(a), said recovery to be within one year of the date the contribution is made by mistake of fact or, in the event the deduction is disallowed, within one year of the date the deduction is disallowed.  Trust Fund income attributable to the amount to be returned shall not be paid to the Company, and Trust Fund loss attributable thereto shall reduce the amount to be so returned.

Section 5.8         Employee Accounts.  The Committee or its designee shall open and maintain a separate Employee Pre-tax Account, Employee After-tax Account and Employee Roth Account for each Participant in which shall be recorded the Employee Pre-tax Contributions, After-tax Contributions, Roth Contributions of each Participant, the allocations of Trust income or loss as provided in Article 6, withdrawals therefrom as provided in Article 8, distributions therefrom as provided in Article 9, and such other information as affects the value of such accounts.

Section 5.9         Company Matching and Savings Accounts.  The Committee shall open and maintain a separate Company Matching Account for each Participant in which shall be recorded the allocation of Company Matching Contributions as provided in Section 5.3, the allocations of Trust income or loss as provided in Article 6, withdrawals therefrom as provided in Article 8, distributions therefrom as provided in Article 9, and such other information as affects the value of such Company Matching Account.

Section 5.10       Account Statements.  As soon as practicable after the last business day of each Plan Year, the Committee shall furnish to each Participant a statement of the value of his Employee Pre-tax, Employee After-tax, Employee Roth, Company Matching, Rollover and other Accounts, if any, in this Plan as determined as of such day.  The maintenance of such Accounts, the furnishing of statements thereof, the allocations thereto and withdrawals there from shall not require any segregation of Trust Fund assets.

Section 5.11.      Payroll Periods After June 30, 2007
a.           Effective July 1, 2007 or as soon thereafter as permitted by law, each Employee who satisfies the criteria for eligibility set forth in Section 4.1 of the Plan is deemed to elect to have the Employer make pretax payroll deduction contributions in an amount equal to the percentage of Earnings described below.

b.           The deemed deferral election under clause (a) above shall cease to apply with respect to any Employee if such Employee makes an affirmative election  (1) to oppose the making of such pretax payroll contributions, or (2) to request the making of such contributions at a level specified in the Employee’s affirmative election.

c.           For purposes of this Section 5.11, the percentage of Earnings subject to the deemed deferral election is the amount specified below with respect to any Employee for whom a deemed deferral election occurs:
1)           Three percent (3%) of Earnings during the period ending on the last day of the first Plan year which begins after the date on which the first deemed deferral election occurs;

2)           Four percent (4%) of Earnings during the first Plan year following the Plan year described in c.1) above;

3)           Five percent (5%) of Earnings during the second Plan year following the Plan year described in c.1) above), and

4)           Six percent (6%) of Earnings during any subsequent Plan year.

d.           Prior to the implementation of the initial deemed deferral election for any Employee under this Section 5.11, an Employee shall receive written notice that the deemed deferral election will occur.   No initial deemed deferral election will be implemented prior to 30 days after the date of the notice described in the preceding sentence.   The Earnings contributed to the Plan pursuant to the deemed deferral election under this Section 5.11 shall be allocated to the Employee’s Pre-Tax Contribution Account.

e.           This Section 5.11 shall not apply to any Employee who, before July 1, 2007, (1)  was eligible, in accord with Section 4.1 above, to have the Company defer part of the Employee’s Earnings into the Employee’s Pre-tax Account under the Plan and (2) had an affirmative election in effect on that date either to defer Earnings or not to defer Earnings into the Employee’s Pre-Tax Contribution Account under the Plan.

f.           Amounts contributed to an Employee’s Pre-tax Account pursuant to a deemed deferral election under this Section 5.11 shall receive the Company Matching Contribution described in Section 5.3 of the Plan.   An Employee who has completed one Year of Service or reached his Early Retirement Date or Normal Retirement Date is fully vested in his or her Company Matching Contribution account.    An Employee who terminates employment before completing one Year of Service or reaching Early or Normal Retirement Date will forfeit his or her Company Matching Contribution Account. Forfeitures shall be applied to restore the Accounts of reemployed Participants and then to make Company Matching Contributions to the Plan allocated among other Participants’ Accounts in the same manner as Company Matching Contributions.

g.            The withdrawal restrictions that apply to payroll deduction contributions made pursuant to a deemed deferral election shall apply to the Company Matching Contributions allocated to an Employee with respect to such payroll deduction contributions.

h.           To the extent required by law, payroll deduction contributions made pursuant to a deemed deferral election and Company Matching Contributions with respect to such payroll deduction contributions shall be invested under the default fund arrangement described in Section 6.9(f) below.

i.           Within a reasonable period before each Plan year, each Employee eligible to participate under the deemed deferral election arrangement of this Section 5.11 for such year shall receive written notice of the Employee's rights and obligations under the arrangement which satisfies the following criteria.  First, the notice shall be sufficiently accurate and comprehensive to apprise the Employee of such rights and obligations.  Second, the notice shall be written in a manner calculated to be understood by the average Employee to whom the arrangement applies.    Third, with respect to content, the notice shall explain the employee's right under the arrangement to elect not to have elective contributions made on the employee's behalf (or to elect to have such contributions made at a different percentage).   The notice also shall explain how contributions made under the arrangement will be invested in the absence of any investment election by the Employee.  Within a reasonable period of time after receipt of the notice, the Employee shall have the opportunity to make the elections described in the preceding two sentences.

Section 5.12                      Payroll Periods After December 31, 2007
a.
Effective January 1, 2008 or as soon thereafter as permitted by law, each Employee who has satisfied the criteria for eligibility set forth in Section 4.1 of the Plan is treated as having elected to have the Employer make elective contributions (“deemed deferral election”) in an amount equal to the percentage of Earnings described below.

b.
The deemed deferral election treated as having been made under clause (a) above shall cease to apply with respect to any Employee if such Employee makes an affirmative election that remains in effect and that (1) declines the making of any elective deferral contributions for the benefit of the employee under this Plan or (2) requests the making of such contributions at a level specified in an affirmative election by the Employee.

c.
For purposes of this Section 5.12, to the extent required to comply with IRC Sections 401(k)(13), 401(m)(2), 414(w) and 4979, regarding Eligible Automatic Contribution Arrangements (“EACA”), the percentage of Earnings subject to the deemed deferral election is the amount specified below with respect to any Employee for whom a deemed deferral election occurs:

1)	Three percent (3%) of Earnings during the period ending on the last day of the first Plan year which begins after the date on which the first deemed deferral election occurs;

2)	Four percent (4%) of Earnings during the first Plan year following the Plan year described in c.1) above;

3)	Five percent (5%) of Earnings during the second Plan year following the Plan year described in c.1) above), and

4)	Six percent (6%) of Earnings during any subsequent Plan year.

The Earnings contributed to the Plan pursuant to the deemed deferral election under this Section 5.12 shall be allocated to the Employee’s Pre-Tax Account.
d.
To the extent required to document and maintain the Plan within the statutory safe harbor of EACA, the Employer intends that the Plan shall maintain each of the foregoing contribution percentages (and all other criteria for such safe harbors) for the entire plan year or years described above.  Without limiting the foregoing, the Employer intends that such contribution percentages shall apply uniformly to all Employees, except where such application would violate other Plan terms or provisions of law, such as the limit on compensation permitted to be taken into account under IRC Section 401(a)(17), the limit on the exclusion of elective deferrals under IRC Section 402(g), and the limit on contributions and benefits under IRC Section 415.

e.
For Plan Years after December 31, 2007, the Employer intends to satisfy the nondiscrimination tests that apply to Employee Pre-Tax Contributions and Company Matching Contributions (sometimes called respectively the “ADP” and “ACP” tests) by complying with the applicable provisions of the EACA safeharbor rather than by satisfying the ADP and ACP nondiscrimination tests, described in IRC Sections 401(k)(3) and 401(m)(2) and in Sections 15.2 and 15.3 of this Plan, that apply to elective deferrals and matching contributions under arrangements that are not safeharbors. Additionally, to the extent permitted by law, the Employer intends that, during any periods in which this Plan complies with EACA safeharbor criteria and provides only safeharbor contributions, the Plan shall be deemed to comply with the top-heavy rules of IRC Section 416 and Article 14 of the Plan.

f.
With respect to nondiscrimination tests that may continue to apply to Employee After-Tax Contributions under this Plan, to the extent permitted by law, in applying the ACP tests to such Employee After-Tax Contributions, this Plan shall disregard any Company Matching Contributions made with respect to an EACA for any year if disregarding such contributions facilitates satisfying the ACP test with respect to Employee After-Tax Contributions.

g.
Within a reasonable time prior to the implementation of the initial deemed deferral election for any Employee under this Section 5.12 and prior to the start of any subsequent Plan year,  the Plan Administrator shall give (or cause to be given) to each affected Employee a written notice that the deemed deferral election will occur.   The initial notice shall contain such required information as may be described in regulations issued by the Secretaries of Treasury and Labor regarding the EACA safeharbor.  No initial deemed deferral election will be implemented more than 90 days or fewer than 30 days after the date of the notice described in the preceding sentence except as permitted by regulations.

h.           Within a reasonable period before each Plan year in which the Employer intends to comply with the EACA safeharbors, each Employee eligible to participate under deemed deferral election arrangement of this Section 5.12 for such year shall receive written notice of the Employee's rights and obligations under the EACA components of this Plan.   As a general rule, the annual notices shall be provided no more than 90 days or fewer than 30 days before the start of each Plan year for which the Employer intends to comply with the EACA safeharbors, except as permitted by regulations.

i.
To the extent required by law, the initial and annual notices under the EACA components of this Plan shall satisfy the following criteria.  First, the notices shall be sufficiently accurate and comprehensive to apprise Employees of their rights and obligations.  Second, the notices shall be written in a manner calculated to be understood by the average Employee to whom the arrangement applies.   With respect to content, the notices shall explain the Employee's right under the arrangement to choose not to have elective contributions made on the Employee's behalf (or to elect to have such contributions made at a different percentage of Earnings).  The notices shall explain how contributions made under the arrangement will be invested in the absence of any investment direction by the Employee.

j.
To the extent relevant, the initial and annual notices described above shall explain withdrawal rights and procedures under IRC Section 414(w).  Within a reasonable period of time after receipt of the notice, the Employee shall have the opportunity to override the default elections described in the preceding sentences and exercise other applicable rights.  Also to the extent relevant, the initial and annual notices described above also shall satisfy statutory and regulatory requirements regarding qualified default investment alternatives (“QDIA”) under ERISA Section 404(c )(5), with respect to amounts for which an Employee has not provided investment directions.

k.	One or more of the notices required to comply with the criteria for the EACA and QDIA safeharbors may be combined into a single communication in any presentation or delivery format permitted by law.

l.
This Section 5.12 shall not apply to any Employee who, before January 1, 2008 (1)  was eligible, in accord with Section 4.1 above, to have the Company defer part of the Employee’s Earnings into the Employee’s Pre-tax Account under the Plan and (2) had an affirmative election in effect on that date either to defer Earnings or not to defer Earnings into the Employee’s Pre-Tax Account under the Plan.

m.
Amounts contributed to an Employee’s Pre-tax Account pursuant to a deemed deferral election under this Section 5.12 shall receive the Company Matching Contribution described in Section 5.3 of the Plan.  Company Matching Contributions shall not be made with respect to any elective deferrals or Employee After-Tax contributions that, in the aggregate, exceed six percent (6%) of Earnings or, if applicable, that exceed such other percent of Earnings as may be specified by statute or regulations to comply with QACA or EACA safeharbors.

n.
Default elective contributions, adjusted for earnings or losses, may be withdrawn, at an Employee’s election, within the period and under conditions permitted by IRC Section 414(w).  Without limiting the foregoing, an Employee’s election to withdraw such amounts must be made no later than 90 days after the date of the first default elective contribution under the EACA.  In computing this time limit, the date of the first default elective contribution is the date that the compensation subject to the cash or deferred election would otherwise have been included in the gross income of the Employee.  To the extent required by law, the effective date of the election to withdraw is the last day of the payroll period that begins after the Employee makes such election.  In the case of any withdrawal under this paragraph, Company Matching Contributions with respect to the amount withdrawn shall be forfeited.  A withdrawal election under this paragraph may be made without regard to any notice or consent otherwise required under the Plan, such as notices or consents that may be otherwise required by IRC Sections 401, 411 or 417.  Any amounts not withdrawn or forfeited pursuant to this paragraph shall be subject to the vesting and distribution rules under applicable provisions of the law and this Plan.  For example, Company Matching Contributions allocated to an Employee’s account in the Plan will fully vest upon the Employee’s completion of one Year of Service or upon his reaching Early or Normal Retirement Date.  An Employee who terminates employment before the time specified in the preceding sentence will forfeit his or her Company Matching Contribution Account.  Forfeitures shall reduce the Company’s obligation to make Matching Contributions and shall be allocated among other Participants’ Accounts in the same manner as Company Matching Contributions.

o.
Except as permitted by IRC Section 414(w), described above, withdrawal restrictions under IRC Section that apply to payroll deduction contributions made pursuant to the EACA components of this Plan also shall apply to the Company Matching Contributions allocated to an Employee with respect to such payroll deduction contributions.  Payroll deduction contributions made pursuant to an EACA and Company Matching Contributions with respect to such payroll deduction contributions shall be invested in a QDIA within the meaning of ERISA Section 404(c )(5) as described in Section 6.9(f) of the Plan.

Section 5.12A.  Payroll Periods After December 31, 2008

This Section 5.12A is intended to comply with and enable the Company to rely on the sample amendments and accompanying guidance issued in Internal Revenue Service Notice 2009-65 and related pronouncements regarding safe harbor elective deferrals under IRC Section 401(k)(13) and safe harbor matching contributions under IRC Section 401(m)(12).

Subsection 1. Rules of Application
1.1           Effective with respect to contributions, payroll periods and withdrawals that began after July 1, 2007, the Company adopted an EACA (i.e. an eligible automatic contribution arrangement) within the meaning of IRC Section 401(k)(13) and 401(m)(12).  The Company described the provisions of the EACA in an amendment that modified Article 5 of the Plan to add a new Section 5.12.  With respect to contributions, payroll periods and withdrawals that begin after December 31, 2008, to the extent that any provision of Section 5.12 (or any other provision of the Plan) is inconsistent with this Section 5.12A, the provisions of this Section 5.12A shall supersede and govern.  For example, Section 5.12 reflected the provisions of IRC Section 414(w)(3)(C) concerning the use, under the EACA, of a QDIA, i.e. a qualified default investment alternative, within the meaning of Section 404(c)(5) of  ERISA, in accord with the original mandate of PPA 2006.  Pursuant to repeal of that mandate by WRERA, use of a QDIA is permitted but not required under this Section 5.12A.
1.2            Default Elective Deferrals will be made on behalf of Covered Employees who do not have an affirmative election in effect regarding Elective Deferrals. The amount of Default Elective Deferrals made for a Covered Employee each pay period is equal to the Default Percentage, as specified in Section 5.12C above, multiplied by the Covered Employee's compensation for that pay period.  A Covered Employee's Default Percentage will increase by a designated percentage point or points each Plan Year, beginning with the second Plan Year that begins after the Default Percentage first applies to the Covered Employee, also as specified in Section 5.12C above.  The increase will be effective beginning with the first pay period that begins in such Plan Year.

1.3
A Covered Employee will have a reasonable opportunity after receipt of  the notice described in Subsection 4 below to make an affirmative election regarding Elective Deferrals (either to have no Elective Deferrals made or to have a different amount of Elective Deferrals made) before Default Elective Deferrals are made on the Covered Employee's behalf.  Default Elective Deferrals being made on behalf of a Covered Employee will cease as soon as administratively feasible after the Covered Employee makes an affirmative election.

Subsection 2.                                Definitions

2.1           An "EACA" is an automatic contribution arrangement that satisfies the uniformity requirement in Subsection 3 below and the notice requirement in Subsection 4 below.

2.2           An "automatic contribution arrangement" is an arrangement under which, in the absence of an affirmative election by a Covered Employee, a certain percentage of compensation will be withheld from the Covered Employee's pay and contributed to the Plan as an Elective Deferral.

2.3           A "Covered Employee" or “Eligible Employee” is a Plan participant described in the eligibility and participation provisions of the Plan.

2.4           "Default Elective Deferrals" are the Elective Deferrals contributed to the Plan under the EACA on behalf of Covered Employees who do not have an affirmative election in effect regarding Elective Deferrals.

2.5           The "Default Percentage" is the percentage of a Covered Employee's compensation contributed to the Plan as a Default Elective Deferral for the Plan Year.  The Default Percentage is specified in Section 5.12C above.

Subsection 3.                      Uniformity Requirement

3.1           Except as provided in Subsection 3.2 below, throughout a Covered Employee’s participation in the EACA in any Plan Year and consistent with any Employer election of an increasing Default Percentage in Section 5.12C above, the same percentage of compensation will be withheld as Default Elective Deferrals from all Covered Employees subject to the Default Percentage.

3.2
      Default Elective Deferrals will be reduced or stopped to meet the limitations under IRC Sections 401(a)(17), 402 (g), and 415 and to satisfy any suspension period required after a hardship distribution.

Subsection 4.                                Notice Requirement

4.1           At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide each Covered Employee a comprehensive notice of the Covered Employee's rights and obligations under the EACA, written in a manner calculated to be understood by the average Covered Employee.  If an Employee becomes a Covered Employee after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice will be provided no more than 90 days before the Employee becomes a Covered Employee but not later than the date the Employee becomes a Covered Employee.

4.2           The notice must accurately describe:  a) The amount of Default Elective Deferrals that will be made on the Covered Employee's behalf in the absence of an affirmative election;  b) The Covered Employee's right to elect to have no Elective Deferrals made on his or her behalf or to have a different amount of Elective Deferrals made;  c) How Default Elective Deferrals will be invested in the absence of the Covered Employee's investment instructions; and  d)The Covered Employee's right to make a withdrawal of Default Elective Deferrals and the procedures for making such a withdrawal, as described in Subsection 5 below.

Subsection 5.                      Withdrawal of Default Elective Deferrals

5.1           No later than 90 days after Default Elective Deferrals are first withheld from a Covered Employee's pay, the Covered Employee may request a distribution of his or her Default Elective Deferrals.  No spousal consent is required for a withdrawal under this Subsection 5.

5.2           The amount to be distributed from the Plan upon the Covered Employee's request is equal to the amount of Default Elective Deferrals made through the earlier of (a) the pay date for the second payroll period that begins after the Covered Employee's withdrawal request or (b) the first pay date that occurs after 30 days following the Covered Employee's request, plus attributable earnings through the date of distribution. Any fee charged to the Covered Employee for the withdrawal may not be greater than any other fee charged for a cash distribution.

5.3           Unless the Covered Employee affirmatively elects otherwise, any withdrawal request will be treated as an affirmative election to stop having Elective Deferrals made on the Covered Employee's behalf as of the date specified in Subsection 5.2 above.

5.4           Default Elective Deferrals distributed pursuant to this Subsection 5 are not counted towards the dollar limitation on Elective Deferrals contained in IRC Section 402(g) nor for the Actual Deferral Percentage (ADP) test.  Matching Contributions that might otherwise be allocated to a Covered Employee's account on behalf of Default Elective Deferrals will not be allocated to the extent the Covered Employee withdraws such Elective Deferrals pursuant to this Subsection 5; and any Matching Contributions already made on account of Default Elective Deferrals that are later withdrawn pursuant to this Subsection 5 will be forfeited.

Subsection 6.   Continued Application of Restrictions.
6.1
For Plan years in which the Company complies with the EACA safe harbor rules under IRC Section 401(k)(13), elective deferrals made pursuant to Sections 5.11, 5.12 or 5.12A of the Plan shall be deemed to satisfy applicable nondiscrimination testing and remedial measures under Article 15 of this Plan and under IRC Section 401(k)(2), as long as the Plan also satisfies the minimum coverage rules of IRC Sections 401(k)(3)(A)(1) and 410(b)(1).  Similarly, for Plan years in which the Company complies with the EACA safe harbor rules of IRC Section 401(m)(12), matching contributions made pursuant to Sections 5.11, 5.12 or 5.12A of the Plan shall be deemed to satisfy applicable nondiscrimination testing and remedial measures under Article 15 of this Plan and under IRC Section 401(m)(2), as long as the Plan also satisfies the limits on matching contributions under IRC Section 401(m)(11)(B).

6.2
Without limiting the foregoing, any other contributions under this Plan, e.g. after-tax employee contributions and Employer matches on Employee After-tax or Roth contributions, if any, shall remain subject to applicable nondiscrimination testing and remedial measures under Article 15 of this Plan and under IRC Section 401(m).  Similarly, excess contributions within the meaning of IRC Section 401(k)(8)(A)(1), excess aggregate contributions within the meaning of IRC Section 401(m)(6)(A) and excess deferrals within the meaning of IRC Section 402(g)(2)(A) shall be subject to distribution and other remedial measures under Article 15 of this Plan and under IRC Sections 401(k), 401(m) and 402(g), except that to the extent provided in Section 902 of PPA 2006 and WRERA Section 109(b)(3), gap period income, as described therein, shall not be distributed.

6.3           Pursuant to IRC Section 416(g)(4)(H), nothing in this Section 5.12A shall relieve the Plan from complying with relevant provisions of the top-heavy     rules of IRC Section 416, for any Plan year in which this Plan does not consist solely of contributions provided by the EACA provisions of Sections 5.11, 5.12 and  5.12A, i.e. elective deferrals described in IRC Section 401(k)(13) and matching contributions described in IRC Section 401(m)(12).

6.4              Contributions made pursuant to the EACA provisions of Sections 5.11, 5.12 and 5.12A shall remain subject to the distribution restrictions of Article 8 of this Plan and IRC Section 401(k)(2)(B.  Pursuant to PPA Section 826, in determining the existence of an immediate and heavy financial need that justifies a hardship distribution, under Article 8 herein, this Plan shall treat a Participant’s Beneficiary in the same manner as the Participant’s spouse or dependent.

ARTICLE 6.
TRUST FUND AND INVESTMENTS

6.1   Trust Agreement.  The Company has entered into a Trust Agreement with the Trustee, attached as Appendix A hereto, for the administration of the Trust Fund.

6.2  Investments.  The Trust Fund shall consist of such investment funds or vehicles as the Committee may, in its discretion, designate from time to time and may include such investments as may be selected by a Participant or Beneficiary under a self-directed arrangement authorized by the Committee. The Trust Fund (including income produced by the Trust Fund) may be invested in the common stock of the Company and in such other investment funds as are chosen by the Committee and communicated to Participants from time to time.   When common stock of the Company is not available for purchase by the Trustee, Trust Fund assets shall be invested in any of the Trustee’s collective investment funds selected by the Committee.  Assets of the Surewest Communications Company Stock Fund may also be applied to pay any outstanding obligations of the Plan incurred for the purchase of common stock of the Company.

6.3  Sales of Company Stock.  Subject to the approval of the Committee, the Trustee may sell shares of Company Common Stock to any person (including the Company), provided that any such sale must be made at a price not less favorable to the Plan than fair market value as of the date of the sale and provided further that each sale transaction satisfies all applicable criteria for exemption from the prohibited transaction rules of the IRC and ERISA.

6.4  Expenses.  To the extent permitted by law and Article 3 above, brokerage fees, commissions, stock transfer taxes, and other charges and expenses incident to the purchase and sale of securities for the Trust Fund shall be paid from the Trust Fund.  Additionally, to the extent permitted by law and Article 3 above, taxes, if any, payable by the Trustee on the assets at any time held in the Trust Fund or on the income thereof shall be paid from the Trust Fund.  Except as restricted by law and by Article 3 above, all other expenses and charges incurred in the administration of the Plan, including the Trustee’s fees and expenses, shall be paid by the Company.

6.5  Valuations.  The value of the Trust Fund or any portion or component thereof shall be determined by the Committee as of each Valuation Date.  In making such determination, the Committee shall take into account the market value of Trust Fund assets and uninvested cash.

6.6  Allocations. The net earnings and gains or losses of the Trust Fund for each Valuation Date (whether such gains or losses have been realized or not) will be allocated as of the Valuation Date among the Participants who have an interest in the Trust Fund.  Each Participant shall have the right to elect the manner of investment of his or her Accounts among the investment options then made available for the investment of such Accounts pursuant to paragraph 6.9 below.  The Trustee shall maintain separate records for the Accounts of each Participant.  Net earnings and gains or losses (which shall mean gross earnings and gains or losses, less expense) attributable to each investment option held in a Participant’s Accounts shall be allocated to each such investment option.  The value of a Participant’s Accounts as of any Valuation Date shall be the sum of the value of the various investment options held in such Accounts as of the Valuation Date.  All valuations and adjustments of a Participant’s Accounts shall be made so as to preserve for each Account of each Participant its beneficial interest in each of the investment options in which the Accounts have been invested pursuant to paragraph 6.9 below. Valuations of Company securities which are not readily tradable on an established market shall be made by an independent appraiser who meets the requirements similar to the requirements of the regulations prescribed under IRC Sections 170(a)(1)  or 401(a)(28) of the Code and other applicable laws.  Amounts held in a forfeiture allocation suspense account, if any, established under Section 7.5 shall not share in Trust Fund income or loss.

6.7  Participants’ Rights.  Nothing herein contained shall be deemed to give any Participant any interest in any specific property of the Trust Fund nor vest any right, title or interest in and to any assets of the Trust Fund.  Each Participant shall only have the right to receive payment at the time or times and upon the terms and conditions expressly hereinafter set forth in the Plan.

6.8  Voting Company Stock.  Except as otherwise provided in this Section 6.8, shares of Company Stock in the Trust shall be voted by the Trustee only in accordance with directions from each Participant (or Beneficiary), who shall be entitled to give instructions as to the voting of all shares of Company Stock then allocated to his Accounts under the ESOP component of the Plan.  Each Participant (or Beneficiary) shall be furnished with the information statement and other materials provided to Company shareholders in connection with each shareholder meeting, together with a form upon which confidential voting directions may be given to the Trustee (or, if the Trustee is not independent of the Company, to an independent third party designated by the Trustee, who will tabulate votes and provide instructions to the Trustee).  The Trustee (or such third party) shall not disclose the confidential voting directions of any individual Participant (or Beneficiary).  Any allocated Company Stock with respect to which voting instructions are not received from Participants (or Beneficiaries) and shares of Company Stock which are not then allocated to Participants’ Accounts shall be voted by the Trustee on a pro-rata basis based on the shares that were voted by Participants, in accordance with the terms of the Trust.  Since shares of Company Stock are not allocated directly to segregated accounts for each individual Participant, for purposes of determining the number of shares of Company Stock which may be voted by a Participant under this Section 6.8, each Participant shall be deemed to have allocated to his Accounts under the ESOP component of the Plan a pro rata portion of the total number of shares of Company Stock (other than Financed Shares held in a Loan Suspense Account under Article 17) held by the Plan on the applicable record ownership date.  Such pro rata portion for each Participant shall be determined by multiplying the total number of shares of Company Stock (other than Financed Shares held in a Loan Suspense Account) held by the ESOP component of the Plan on the applicable record ownership date by a fraction, the numerator of which is the total value of the Participant’s Accounts in the ESOP component of the Plan as of such record ownership date and the denominator of which is the total value of all Participants’ Accounts in the ESOP component of the Plan as of such record ownership date.  Valuations for purposes of the allocations required or permitted by this Section 6.8 shall be determined as of the Valuation Date of Plan assets immediately preceding the applicable record ownership date.  Nothing in this Section 6.8 shall restrict the authority of the Committee or the Company to implement electronic proxy and voting procedures in a manner permitted by relevant laws.

6.9  Investment Elections

(a)
Investment Allocation.  When an Employee commences participation in the Plan and from time to time thereafter, the Employee shall provide an election regarding the investment of his accounts.  The election shall specify, in 1% increments from 0% to 100%, the percentage of all current account balances and future Participant and Company contributions to be invested in each investment option that is then made available for the investment of Participant contributions.

(b)
Investment Allocation Changes.  A Participant may change the investment elections made under this Section 6.9 at any time by giving notice to the Plan Administrator or its designee within such time and in accordance with such means as are designated by the Plan Administrator and communicated to Participants and Employees. Such notice of change shall be subject to the procedural specifications set forth above and, except as may otherwise be provided in the Trust Agreement, shall be effective with respect to contributions received by the Trustee (or otherwise deposited into the Trust Fund) as of the Valuation Date on which the notice is received or as of the next following Valuation Date, in accordance with procedures established by the Plan Administrator, and communicated to Participants and Employees.

(c)
Allocation of Rollover Contributions.  An Employee making a rollover contribution pursuant to Section 13.8 shall provide an election regarding the investment of such contribution.  Such election shall be delivered on or prior to the date the rollover contribution is effective and shall specify, in 1% increments from 0% to 100%, the percentage of the rollover contribution to be invested in each investment option which is then made available for the investment of rollover contributions.

(d)
Investment Exchange.  Each Participant and Beneficiary shall have the opportunity to change the manner in which their Accounts under the Plan are invested.  Such opportunity shall be exercised by providing an election to the Plan Administrator or its designee within such time and in accordance with such means as are designated by the Plan Administrator and communicated to Participants, Employees and affected Beneficiaries.  Subject to any minimum dollar limitation which may be established by the Plan Administrator from time-to-time, such election shall specify in 1% increments from 0% to 100%, the percentage of the total accounts maintained on behalf of the Participant or Beneficiary which is to be invested in each investment option then made available.  Except as may otherwise be set forth in the Trust Agreement, such Notice shall be effective as of the Valuation Date on which the Notice is received by the Trustee or as of the next following Valuation Date, in accordance with procedures established by the Plan Administrator and communicated to Participants, Employees and affected Beneficiaries. Notwithstanding any provision of this paragraph (d) to the contrary, (i) the election under this Section 6.9(d) shall be subject to any contractual or other limitations imposed on the direct transfer of assets between given investment funds, and such election shall have no impact on the investment election pertaining to contributions described in paragraph (a) above.

(e)
Limitations or Delays.  To the extent permitted by law, any investment allocations elections or investment exchanges under this Section 6.9 may be limited or delayed by the Plan Administrator or Trustee, if, in the reasonable good-faith judgment of such party, giving immediate effect to such elections would adversely affect the total account balances of a significant number of Participants.

(f)
Default Allocations.  In the event a Participant's or Beneficiary’s investment election is incomplete, the Participant or Beneficiary will be assumed to have chosen to invest in such default funds as are designated, from time to time, by the Plan document, Trust Agreement or Committee decisions, in accordance with laws regarding default investment alternatives, including qualified default investment alternatives (QDIA) within the meaning of  ERISA Section 404( c)(5), effective as of July 1, 2007, as set forth immediately below.

1)           To the extent a Participant or Beneficiary has authority to control the investment of his or her allocable share of the assets in the Plan and to the extent the Participant or Beneficiary fails to make or maintain complete investment directions, i.e. investment directions with respect to all of the Participant’s or Beneficiary’s accounts under the Plan, the Participant or Beneficiary shall be deemed to have chosen to invest his or her accounts in the default fund designated under the Plan.   The Employer intends that the default fund shall be available primarily for Employee payroll deductions made through the automatic enrollment feature under Sections 5.11, 5.12 and 5.12A of the Plan and for Company Matching Contributions with respect to such deductions.  Effective July 1, 2007, the default fund designated under the Plan is the Vanguard Target Retirement Fund for Participants or Beneficiaries of a particular age.

2)           The Employer intends that any investment vehicle designated now or in the future as the default investment fund under the Plan shall satisfy the criteria established under ERISA Section 404(c)(5) and Department of Labor Employee Benefit Security Administration regulations thereunder.   Consistent with the foregoing, the Employer intends that any default investment fund under the Plan shall include a mix of asset classes consistent with capital preservation or long-term capital appreciation, or a blend of both.

3)           Within a reasonable period of time before each Plan year, a Participant or Beneficiary shall receive a notice explaining his or her right under the Plan to designate how contributions and earnings will be invested and explaining how, in the absence of any investment election, such contributions and earnings will be invested.   Additionally, a Participant or Beneficiary shall have a reasonable period of time to provide affirmative investment directions after receipt of the notice in the preceding sentence and before the beginning of the Plan year.

(g)
Duration of Election.  Any investment election under the foregoing provisions of this Section 6.9 shall remain in effect until changed by another election under this Section. To the extent permitted by law, an investment election will be deemed to continue in a substantially similar investment fund or option replacing an investment fund or option no longer available under the Plan.

(h)
Participant Responsibility.  Each Participant, Employee and Beneficiary is solely responsible for the selection of his investment option.  The fact that an investment option is available under the Plan shall not be construed as a recommendation for investment in that investment option.  None of the Company, the Committee or the Trustee shall have any responsibility or liability for the results of investments made pursuant to directions from a Participant or Beneficiary.

  ARTICLE 7

VESTING

7.1           Fully Vested Accounts.  A Participant’s Employee Pre-tax Account, Employee After-tax Account , Roth Account and Rollover Account shall be fully vested and non-forfeitable at all times.     Eligible Employees shall be fully vested in Company  Matching Contributions made with respect to payroll deductions for payroll periods beginning before July 1, 2007.  Eligible Employees who complete one Year of Service shall be fully vested in Company Matching Contributions made with respect to payroll deductions for payroll periods beginning after June 30, 2007.

7.2            Company Savings Account.

(a)           Full Vesting.  Prior to May 1, 2002, upon termination of a Participant’s employment with the Company by reason of his death or Disability, or the retirement of such Participant on or after his Early Retirement Date or Normal Retirement Date, his Company Savings Account became fully vested and non-forfeitable.
(b)           Partial Vesting.  For Participants whose employment with the Company terminated prior to May 1, 2002, except as otherwise provided in Section 7.2(a) above, a Participant’s Company Savings Account became vested in accordance with the following schedule:

Vested
Years of Service                                                         Percentage
Less than 1                                                                 -0-
At least 1,
but less than 2                                                            20%

At least 2,
but less than 3                                                            40%
At least 3,
but less than 4                                                            60%
At least 4,
but less than 5                                                            80%
5 or more                                                                     100%

For the purpose of determining a Participant’s vested interest in his Company Savings Account in accordance with the foregoing schedule, all Years of Service were taken into account except Years of Service or portions thereof during which an eligible employee declined to make Employee Savings Contributions to the Plan; provided, however, that Years of Service during any period when a Participant’s Employee Savings Contributions were suspended pursuant to Section 5.4 of the Prior Plan and any period following a withdrawal under Article 16 of the Prior Plan during which a Participant could not make contributions to the Plan shall be taken into account.

7.3           Accelerated Vesting.  Effective May 1, 2002, for all Participants employed on and after that date, a Participant’s Company Savings Account shall be fully vested and non-forfeitable at all times.

7.4           Break in Service.  For periods prior to May 1, 2002, in the case of a Participant who has five (5) consecutive Breaks in Service, Years of Service after such 5-year period shall not be taken into account for purposes of determining the non-forfeitable percentage of that portion of his Company Savings Account which accrued prior to such 5-year period.

7.5           Forfeitures.  For Employees whose termination from employment occurred prior to May 1, 2002 at such time as a Participant has five (5) consecutive 1-year Breaks in Service, that portion of his Company Savings Account which is not vested in accordance with Section 7.2(a) or the vesting schedule in Section 7.2(b) shall be forfeited. Forfeitures shall occur as of the last business day of a Plan Year and shall be used to reduce the amount of Company Matching Contributions to the Plan.  Company Matching Contributions made after December 31, 2007, vest after completion of one Year of Service; therefore, an Employee who terminates employment before completing one Year of Service will forfeit amounts attributable to Company Matching Contributions.   The forfeiture will occur at the end of the Plan year in which occurs the earlier of 1) the Employee’s completing five (5) one-year Breaks in Service or 2) the distribution of all of the Employee’s vested interest in the Plan.   Forfeitures shall be applied first to restore the Accounts of reemployed Participants and then to make Company Matching Contributions to the Plan.

ARTICLE 8.
WITHDRAWALS DURING EMPLOYMENT

8.1           Employee After-tax, Rollover Account/Voluntary Withdrawals. Upon thirty (30) days written notice to the Committee (or upon such shorter notice as permitted by the Committee or its designee), a Participant may withdraw all or a portion of the amount in his Employee After-tax or Rollover Account.  The minimum amount which may be withdrawn by a Participant pursuant to this provision is the lesser of the amount in the Employee After-tax Account and Rollover Account or $100.00.  If a withdrawal pursuant to this provision reduces the amount in a Participant’s Employee After-tax and Rollover Accounts to less than $100.00, the full amount in the Employee After-tax and Rollover Account must be withdrawn by such Participant. Withdrawals from these Accounts may be made only once in any 12-month period.

8.2           Employee and Company Accounts/ Hardship/Age 59-1/2 Withdrawals.

(a)           Subject to subsection (b) below, a Participant who has a financial hardship may, with the consent of the Committee or its designee, withdraw the amount of his Employee Pre-tax, After-tax, Roth, Rollover and Company Savings Accounts as of the Valuation Date coincident with or next following the date of approval of his request or as soon thereafter as administratively feasible; however, earnings in respect of such Participant’s Pre-tax and Roth Contributions may not be withdrawn.   Subject to subsection ( c) below, effective January 1, 2003, a Participant who has attained age 59-1/2 may, with the consent of the Committee or its designee, withdraw funds from his Employee Pre-tax, After-tax, Rollover and/or his Company Matching Account as of the Valuation Date coincident with the date his distribution is processed.

(b)      No hardship withdrawals shall be permitted under the provisions of this Section 8.2 unless the Committee determines, pursuant to the provisions of Section 8.3(a) below, that the withdrawal is made on account of an immediate and heavy financial need of the Participant and pursuant to the provisions of Section 8.3(b) below that the withdrawal is necessary to satisfy such financial need.
( c)     Neither the Committee nor its designee may withhold consent to a Participant’s request for distribution after attaining age 59-1/2 except for a failure to satisfy objective criteria established by the Committee and communicated to Participants, e.g. with respect to black-out periods or other restrictions.

8.3  Immediate and Heavy Financial Need.
         (a)   A financial need will qualify as immediate and heavy by meeting either the Safe Harbor Test or the Facts and Circumstances Test set forth below:
                (i)  Safe Harbor Test.  A hardship withdrawal shall be deemed to be made on account of an immediate and heavy financial need if the withdrawal is on account of the following:

Expenses for (or necessary to obtain) medical care that would be deductible under IRC Section 213(d) (determined without regard to whether the expenses exceed 7.5 percent of adjusted gross income;

Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);
Payments of tuition, related educational fees and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, the Participant’s spouse, or the Participant’s children or dependents (as defined in IRC Section 152 and, for taxable years beginning on or after January 1, 2005, without regard to IRC Section 152(b)(1), (b)(2) and (d)(1)(B);

Payments necessary to prevent eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children, or dependents (as defined in IRC Section 152 and, for taxable years beginning on or after January 1, 2005, without regard to IRC Section 152(d)(1)(B); or

Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under IRC Section 165 (determined without regard to whether the loss exceeds 10 percent of adjusted gross income).

(ii)  Facts and Circumstances Test.  With respect to situations which do not qualify under the Safe Harbor Test in subsection (i) above, whether a Participant has an immediate and heavy financial need shall be determined by the Committee on the basis of all relevant facts and circumstances.  A financial need will not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant.
     (b)  Withdrawal Necessary to Satisfy Financial Need.  A withdrawal will qualify as necessary to satisfy an immediate and heavy financial need by meeting either the Safe Harbor Test, the Representation Test, or the Facts and Circumstances Test set forth below.

(i)           Safe Harbor Test.  A withdrawal will be deemed to be necessary to satisfy an immediate and heavy financial need if all of the following conditions are met:
a)           The withdrawal does not exceed the amount of the immediate and heavy financial need, including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution,
b)           The Participant has obtained all other distributions, other than hardship distributions, and all nontaxable loans currently available under all of the Company’s retirement plans;
c)       The Participant is prohibited, under the terms of the Plan or an otherwise legally enforceable agreement, from making elective Employee Pre-tax, After-tax and Roth contributions to the Plan and all other plans maintained by the Company for at least six (6) months (twelve (12) months for calendar years prior to January 1, 2002) after receipt of the hardship distributions; and

The maximum amount the Participant can defer as elective Employee Pre-tax or Roth contributions in the calendar year following the hardship withdrawal is the applicable annual dollar limit under Section 402(g) of the Code reduced by the Participant’s elective deferrals made in the calendar year of the hardship withdrawal.  This restriction shall be deemed eliminated effective for calendar years beginning after December 31, 2001, for Participants who receive a hardship distribution after December 31, 2000.

A need cannot be reasonably relieved by one of the actions listed above if the effect of the action would be to increase the amount of the need.

(ii)           Representation Test.  A withdrawal will be considered to satisfy an immediate and heavy financial need if the withdrawal does not exceed the amount required to relieve the financial need and the Participant delivers a written representation to the Committee that the need cannot be met through:
a)           Reimbursement or compensation, through insurance or otherwise;
b)           Reasonable liquidation of the Participant’s assets;
c)           Cessation of elective Employee Pre-tax, After-tax and Roth contributions;
d)           Other distributions or nontaxable loans from plans maintained by the Company or by any other employer; or
e)           Borrowing from a commercial lender on reasonable commercial terms.
(iii)  Facts and Circumstances Test.  A withdrawal will be considered necessary to satisfy an immediate and heavy financial need if the amount of the withdrawal does not exceed the amount necessary to relieve the financial need and the need cannot be satisfied from other sources that are reasonably available to the Participant, as determined by the Committee on the basis of all the relevant facts and circumstances.

8.4           Distributions of Withdrawn Amounts.  Distribution of withdrawn funds shall be made in cash.  In the case of hardship withdrawals, cash distributions shall be made as soon as practicable after the Committee receives and approves the Participant’s written application therefore.  Distributions shall be made from and charged against the investment options held in the Participant’s Accounts in accordance with written direction from the Participant, or, in the absence of such direction, on a pro-rata basis from those investment options from which the withdrawal is available.

8.5           Diversification.
a.           Diversification Under IRC Section 401(a)(28).  Prior to May 1, 2002, a Qualified Participant may elect within ninety (90) days after the close of each Plan Year in the Qualified Election Period to direct the Plan as to the investment of at least 25% of the Participant’s Accounts, less any amount to which a prior election under this clause applies.  In the case of any election made hereunder with respect to the last year in the Qualified Election Period, the preceding sentence shall be applied by substituting "50%" for "25%."

The Plan may satisfy the requirements of this clause and of Section 401(a)(28) of the Code by either

(i) distributing the portion of the Participant’s Accounts covered by the election under this clause within ninety (90) days after the period during which the election may be made, or
(ii) offering at least 3 investment options (not inconsistent with Regulations prescribed by the Commissioner of Internal Revenue) to each Participant making an election under this clause and by investing the portion of the Participant’s Accounts covered by the election in accordance with such election within 90 days after the period during which the election may be made.  For purposes of this Section 8.5.a., the following definitions apply:
(1)           "Accounts" means the full balance of all Accounts held for the Participant under the Plan;
(2)           "Qualified Participant" means any Participant who has completed at least ten (10) years of participation in the Plan and has attained age 55;

(3)           "Qualified Election Period" means the 6-Plan-Year period beginning with the later of (1) the first Plan Year in which the Participant first became a Qualified Participant, or (2) the first Plan Year beginning after December 31, 1986.

b.           Diversification Under IRC Section 401(a)(35).  On and after May 1, 2002, each Participant may direct the investment of 100% of his Accounts at any time, in accordance with procedures established by the Committee.   Effective as of January 1, 2007, to the extent required by PPA 2006, the Committee’s procedures shall comply with Code Section 401(a)(35), ERISA Section 204(j) and Internal Revenue Service Notice 2006-107. Effective as of January 1, 2011, the Committee’s procedures shall satisfy the requirements of Treasury Regulations Section 1.401(a)(35) - 1.

More specifically, under IRC Section 401 (a) (35) (C), each Participant who has completed at least three Years of Service, each Beneficiary of a Participant who has completed at least three Years of Service, or a Beneficiary of a deceased Participant shall be permitted to elect to direct the Plan to divest Company stock and any other Employer securities allocated to the individual's account and to reinvest an equivalent amount in other investment options meeting the requirements of section 401 (a) (35) (D).

Pursuant to Code Section 401 (a) (35) (D) (i), this Plan shall offer individuals described in the preceding paragraph not less than three investment options, other than employer securities, to which the individuals may direct the proceeds from the divestment of employer securities, each of which is diversified and has materially different risk and return characteristics.  Additionally, under Code Section 401 (a) (35) (D) (ii) (I), this Plan may allow such individuals to divest employer securities and reinvest the proceeds at periodic, reasonable opportunities occurring no less frequently than quarterly.

Under Code Section 401 (a) (35) (D) (ii) (II), this Plan shall not impose restrictions or conditions with respect to the investment of employer securities that are not imposed on the investment of other assets of the Plan, except for restrictions or conditions imposed to comply with securities laws.

8.6           Dividends on Company Stock.  Any cash dividends paid with respect to Company Stock held by the Trust may, as determined by the Committee, be retained in the Trust and reinvested in Company Stock, or paid to Participants.  The Committee shall make this determination each time a dividend is declared with respect to such stock.  If the Committee determines that the dividend is to be paid to Participants, the dividend shall be allocated among the Participants’ Accounts in the manner described below, and each Participant shall, with respect to the dividend allocated to his or her Accounts, be given an election to do the following:

(a)  Receive the dividend in cash either:  (1) directly from the Company or (2) from the Plan provided the dividend is distributed within 90 days after the close of the Plan Year in which it was paid by the Company to the Plan; or,
(b)  Have the dividend paid to the Plan and reinvested in Company Stock.

Participants shall be provided this election with respect to each dividend declared by the Company which the Committee determines shall be passed through to the Participants.  If a Participant elects pursuant to subparagraph (b) above to have the dividend reinvested in Company Stock, the dividend and the stock so purchased shall be allocated among and added to the separate accounts of such Participant which generated the dividend.  Since shares of Company Stock are not otherwise allocated directly to segregated accounts for each individual Participant, the number of shares of Company Stock deemed allocated to the Accounts of a Participant for purposes of allocating dividends shall be determined in the manner provided in Section 6.8, above, with respect to voting of Company Stock, except that the determination shall be made as of the dividend record date.

The provisions of this Section 8.6 shall be effective on and after January 1, 2002.
Section 8.7.  Participant Loans
Effective July 1, 2007, the Plan shall permit participant loans in accord with a policy adopted by the Plan Administrator.  The Plan Administrator or its designee shall administer the loan policy.  The Plan Administrator may – or may allow its designee to – modify, suspend or terminate the loan policy at any time.  Any loan policy maintained under the Plan shall satisfy the following requirements so that a loan from the Plan shall not constitute a deemed distribution or prohibited transaction.  As a general rule, every loan shall satisfy (1) the repayment term (2) level amortization requirement  and (3)  enforceable agreement requirements set forth below.  The loan also shall satisfy the amount limitation, adequate security, nondiscriminatory availability and other requirements set forth in IRC Sections 72(p), 401(a)(13) and 4975.

a.            Enforceable Agreement

The loan shall be evidenced by a legally enforceable agreement (which may include more than one document) that demonstrates compliance with the requirements of the loan policy and IRC Section 72(p).  More specifically, the agreement shall specify the amount and date of the loan and the repayment schedule. The agreement need not be signed if the agreement is enforceable under applicable law without being signed. The agreement must be set forth either (1) in a written paper document or (2) in an electronic medium that is reasonably accessible to the Participant or the Beneficiary and that is provided under a system that satisfies applicable regulatory requirements.

b.           Level Amortization - Leaves of Absence
The level amortization requirement of the Policy and IRC Section 72(p) shall not apply for a period, not longer than one year [or such longer period as may apply under IRC Section 414(u), regarding the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended (USERRA)], that a Participant is on a bona fide leave of absence, either without pay from the employer or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments required under the terms of the loan. However, the loan (including interest that accrues during the leave of absence) must be repaid by the latest permissible date (e.g., the suspension of payments cannot extend the term of the loan beyond 5 years, in the case of a loan that is not a principal residence loan) and the amount of the installments due after the leave ends (or, if earlier, after the first year of the leave or such longer period as may apply under USERRA) must not be less than the amount required under the terms of the original loan.
           c.           Cure Period Delaying or Preventing Deemed Distribution
Failure to make any installment payment when due in accordance with the terms of the loan results in a deemed distribution at the time of such failure. However, the Plan Administrator may allow a cure period, on a nondiscriminatory basis, and a deemed distribution will not be necessary if the installment payment is made not later than the end of the cure period, which period cannot continue beyond the last day of the calendar quarter following the calendar quarter in which the required installment payment was due.
           d.           Amount of Deemed Distribution.
If there is a failure to make the installment payments required under the terms of the loan (taking into account any cure period) then the amount of the deemed distribution equals the entire outstanding balance of the loan (including accrued interest) at the time of such failure.

e.	Tax Consequences of Deemed Distribution.

In addition to ordinary income taxes, a deemed distribution may be subject to IRC Section 72(t) (which imposes a 10 percent tax on certain early distributions) and IRC Section 72(m)(5) (which imposes a separate 10 percent tax on certain amounts received by a 5-percent owner).  If a Participant who is an active employee has a deemed distribution, the Plan will not be considered to have made an in-service distribution to the Participant in violation of the qualification requirements applicable to the Plan.  Similarly, the deemed distribution is not eligible to be rolled over to an eligible retirement plan.   The amount includible in income as a result of a deemed distribution is required to be reported on Form 1099-R.  Deemed distributions are subject to withholding.

f.	Distinction Between Deemed Distribution and Loan Offset Amount

Loans from the Plan can give rise to two types of taxable distributions as follows:   (a) a deemed distribution and (b) a loan offset amount.  A deemed distribution occurs when the requirements of the Policy or IRC Section 72(p) are not satisfied, either when the loan is made or at a later time.  A deemed distribution is treated as a distribution to the Participant or Beneficiary only for certain tax purposes and is not a distribution of the accrued benefit.  A distribution of a Plan loan offset amount occurs when, under the terms governing a Plan loan, the accrued benefit of the Participant or Beneficiary is reduced (offset) in order to repay the loan (including the enforcement of the Plan's security interest in the accrued benefit or account balance used as collateral for repayment of the loan).  A distribution of a Plan loan offset amount could occur in a variety of circumstances, such as where the terms governing the Plan loan require that, in the event of the Participant's request for a distribution, a loan be repaid immediately or treated as in default.

g.           Tax Consequences of Loan Offset Amount
In the event of a Plan loan offset, the amount of the account balance that is offset against the loan is an actual distribution.  Accordingly, the Plan does not effect loan offsets to active employees at a time when the IRC or the provisions of the Plan prohibit or limit distributions to an active employee, e.g. prior to a severance from employment.  Without duplicating taxes imposed on a deemed distribution, a loan offset amount is subject to income tax, penalty tax, reporting and withholding rules.

h.           Interest Accrual After Deemed Distribution

Interest continues to accrue on the outstanding loan and is taken into account for purposes of determining the tax treatment of any subsequent loan. This additional interest is not treated as an additional loan (and, thus, ordinarily does not result in an additional deemed distribution) for tax purposes. In the case of a loan that is deemed distributed and that has not been repaid (such as by a plan loan offset), the unpaid amount of such loan, including accrued interest, is considered outstanding for purposes of determining the maximum amount of any subsequent loan to the Participant or Beneficiary.

i.            Repayments after deemed distribution.

If the Plan Administrator allows a Participant or Beneficiary to repay the loan after a deemed distribution, then the Participant's or Beneficiary's tax basis under the Plan increases by the amount of the cash repayments that the Participant or Beneficiary makes on the loan after the deemed distribution.

j.           As promptly as feasible and permissible after the acquisition of Everest Broadband, Inc. (“Everest”) on or about February 15, 2008,  promissory notes and security agreements reflecting outstanding loans to participants in the Everest 401(k) Plan (AEverest Loans@) shall be transferred from the Everest 401(k) Plan to this KSOP and shall become part of the assets and liabilities of this KSOP.  SureWest has determined that the transfer of Everest Loans is exempt from the requirement to file Internal Revenue Service (AIRS@) Forms 5310A.  To the extent that the terms and conditions of the Everest Loans differ from the terms and conditions of participant loans generated under this KSOP but are consistent with the criteria for participant loans under the IRC and ERISA, those terms and conditions are incorporated by this reference into or shall be incorporated explicitly into the documents governing participant loans under this KSOP.  To the extent required or permitted by law, including the IRC and ERISA, any refinancing of the Everest Loans shall be in accord with the terms and conditions of participant loans under the KSOP.

ARTICLE 9.
DISTRIBUTIONS

9.1           Determination of Account Values.  When a Participant’s participation in the Plan terminates, the Committee shall determine the value of his Employee Pre-tax, Employee After-tax, Rollover, Company Savings, Company Matching and Roth Accounts as of the Valuation Date.  For this purpose, a Participant’s Accounts shall be credited with his Company and Employee contributions, which are payable to the Trust Fund but the amount of which has not yet been paid in cash to the Trustee.

9.2           Distribution in Cash or Company Stock.  When a Participant terminates his participation in the Plan, the Participant (or his Beneficiary ) shall be entitled to receive the value of his Accounts that are invested in the SureWest Company Stock Fund distributed in cash or in shares of Company Common Stock.  If the Participant elects to receive the value of his Accounts in shares of Company common stock, the number of whole and fractional shares of Company common stock which shall be distributed to the Participant (or his Beneficiary) shall be determined by dividing (a) the value of his Accounts invested in the SureWest Communications Company Stock Fund by (b) the fair market value of one (1) share of Company Common Stock at the Valuation Date on which the distribution occurs. The value of fractional shares shall be paid in cash.

9.3           Payment.  In the case of termination of participation, the Committee shall, upon receipt of and in accordance with the written election of the terminating Participant, direct that the entire value of the Participant’s Accounts shall be distributed to the Participant in a single sum in cash, except to the extent that amounts are invested in the SureWest Communications Company Stock Fund, and the Participant elects an in-kind distribution in Company Stock.

9.4           Distribution Timing and Notices.  Distributions under Section 9.3 shall be made as soon as practicable after the Participant delivers the written election required under Section 9.3.  A participant whose Accounts have a combined value of $5,000 or less will not have the option to defer distribution. In the case of a Participant who terminates employment with Accounts whose value exceeds $5,000, all of the assets in such Accounts shall be distributed to the Participant no later than the first to occur of the Participant’s death, his reaching the date for required distributions pursuant to paragraph 9.6 below, or his making written application for the distribution of his interest in the Plan.
With respect to lump sum distributions made on or after March 28, 2005, mandatory and voluntary distributions of more than $1,000 but equal to or less than $5,000, payable to a beneficiary who has failed to elect or consent to a distribution after receiving all required notices, shall be automatically rolled over by the Plan to an individual retirement account established by the provider selected by the Committee for the purpose of maintaining individual retirement accounts qualified to receive such distribution in accordance with applicable law and regulations.   Eligible rollover distributions from an Employee Roth Contribution Account and other rollover distributions are taken into account in determining whether the total amount of the Participant’s Account balances under the Plan exceed $1,000 for purposes of the automatic rollover rules of IRC Section 401(a)(31)(B) but are not taken into account in determining whether the Participant’s Account balances under the Plan  exceed $5,000 for purposes of the involuntary cash out rules of IRC Section 411(a)(11).

The Plan Administrator shall furnish each Participant with appropriate written explanations and election forms regarding the terms and conditions of payments from the Plan.  The Administrator shall furnish these materials within a reasonable period prior to the Participant’s Payment Starting Date, e.g. the date the Lump Sum or other distribution occurs.  For distributions prior to January 1, 2007, this reasonable period shall not exceed 90 days.  For distributions after December 31, 2006, this reasonable period shall not exceed 180 days.

If the Participant’s Account Balance exceeds $5,000, the Plan generally will not distribute any portion of the Participant’s Account without the Participant’s consent.  To ensure the consent is valid, the Participant shall receive a notice describing the Plan’s forms of distribution and the right to defer receipt of an immediate distribution (“Notice”).  In addressing the consequences of a Participant’s taking an immediate distribution, the Notice shall include the following information – explicitly or by reference to other documents pertaining to the Plan:

1)  A description of the federal tax implications of failing to defer the distribution, including differences in the timing of inclusion in taxable income, application of the 10% early distribution penalty on certain payments before age 59-1/2, and the lost opportunity for continued tax-favored treatment of earnings;

2)  A statement that some currently available Plan investment options may not be generally available on similar terms outside the Plan, along with contact information for obtaining additional information;

3)  A statement that fees and expenses, including investment-related fees and administrative expenses outside the Plan may be different from fees and expenses that apply to the Participant’s Account within the Plan, along with contact information for obtaining additional information; and

4)  An explanation of any provisions of this Plan or of any of the Employer’s other plans (including any accident or health plan provisions) that could reasonably be expected materially to affect a Participant’s decision whether to defer receipt of the distribution, e.g. whether taking an immediate distribution would impair entitlement to retiree health coverage.

9.5           Distributions to Non-Vested Participants.  If a distribution is made to a Participant in respect of his Company Savings Account at a time when he has a non-forfeitable right to less than 100% of such Company Savings Account, and if the vested percentage in such Company Savings Account could increase subsequent to such distribution, until such time as the vesting percentage cannot increase the Participant’s vested portion in such Company Savings Account shall not be less than X determined by the formula: X = P(AB + D) -D.  For purposes of applying this formula,

P =	the vested percentage at the relevant time

AB =	the value of the Company Savings Account at the relevant time

D =	the amount distributed to the Participant from his Company Savings Account

For purposes of the above formula, the relevant time shall be the time at which the vesting percentage in the Company Savings Account cannot increase.

9.6           Required Distributions.  Notwithstanding any provision of this Plan to the contrary, with respect to periods prior to January 1, 2003, for a Participant who is not a 5-percent owner (as defined in Section 416(i)(1) of the Code), and who attains age 70-1/2 after 1998, benefits under the Plan shall commence to be paid no later than the April 1 next following the later of the calendar year in which the Participant retires or the calendar year in which the Participant attains age 70-1/2.  In the case of a Participant who is a 5-percent owner (as defined in Section 416(i)(1) of the Code), benefits under the Plan shall commence no later than the April 1 next following the calendar year in which such Participant attains age 70-1/2.  Similarly, despite any contrary provisions of the Plan, the following applies with respect to periods after December 31, 2002 pursuant to Treasury Regulations Section 1.401(a)(9)-1 through 9 and Model Amendment No. 1, Defined Contribution Plan of Revenue Procedure 2002-29.

9.6.a                      Required Minimum Distributions

9.6.a.1.Coordination with Minimum Distribution Requirements Previously in Effect.

Required minimum distributions and other rights and responsibilities for the 2002 and prior calendar years shall be determined under the provisions of the Plan in effect for such calendar year. To the extent permitted by law, if the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Section 9.6 equals or exceeds the required minimum distributions determined hereunder, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Section 9.6 is less than the amount determined hereunder, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Section 9.6.

9.6.a.2.	Precedence.

To the extent permitted by law, the requirements of this Section 9.6 will take precedence over any inconsistent provisions of the Plan.

9.6.a.3	Requirements of Treasury Regulations Incorporated.

All distributions required under this Section will be determined and made in accordance with the
Treasury Regulations under Section 401(a)(9) of the Code.

9.6.a.4.                                TEFRA Section 242(b)(2) Elections.
Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

9.6.b.           Time and Manner of Distribution

9.6.b.1	The Participant's entire interest will be distributed, or begin to be distributed, to the
Participant no later than the Participant's required beginning date, as described in this Section
9.6.b.

9.6.b.2.	Death of Participant Before Distributions Begin.

If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

a)
If the Participant's surviving spouse is the Participant's sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 2, if later.

b)
If the Participant's surviving spouse is not the Participant's sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

c)
If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

d)
If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 9.6.b, other than Section 9.6.b.2.a, will apply as if the surviving spouse were the Participant.

For purposes of this Section 9.6.b.2 and Section 9.6.d., unless Section 9.6.b.2.d applies, distributions are considered to begin on the Participant's required beginning date.  If Section 9.6.b.2.d applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 9.6.b.2.a.

9.6.b.3.	Forms of Distribution.

Unless the Participant's interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Section
9.6.c. and 9.6.d. below.

9.6.c.	Minimum Distributions During Participant's Life.

9.6.c.1.	Amount of Required Minimum Distribution For Each Distribution Calendar Year.

During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
a)
the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

b)
if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

9.6.c.2.	Lifetime Required Minimum Distributions Continue Through Participant's Death.

Required minimum distributions will be determined under this 9.6.c, beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the
Participant's date of death.

9.6.d.	Minimum Distributions After Participant's Death.

9.6.d.1.                      Death On or After Date Distributions Begin.

a)	Participant Survived by Designated Beneficiary.

If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the
Participant's designated beneficiary, determined as follows:

1)	The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

2)
If the Participant's surviving spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year.  For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

3)
If the Participant's surviving spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

b)	No Designated Beneficiary.

If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

9.6.d.2.                      Death Before Date Distributions Begin.

a)	Participant Survived by Designated Beneficiary.

If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the
Participant's death is the quotient obtained by dividing the Participant's Account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in
Section 9.6.d.1.

b)	No Designated Beneficiary.

If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the
Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

c)	Death of Surviving Spouse Before Distributions to Spouse Are to Begin.

If the Participant dies before the date distributions begin, the Participant's surviving spouse is the
Participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 9.6.b.2.a, this Section 9.6.d.2 will apply as if the surviving spouse were the Participant.

 9.6.e.                      Definitions.

1)	Designated beneficiary.

The individual who is designated as the beneficiary under the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1,
Q&A-4, of the Treasury Regulations.

2)	Distribution calendar year.

A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 9.6.b.2. The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

3)	Life expectancy.

Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the
Treasury Regulations.

4)	Participant's Account balance.

The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

5)
Required beginning date.  Notwithstanding any other provision of the Plan, to the extent consistent with Code Section 401(a)(9), after December 31, 1996, benefits generally shall commence no later than April 1st following the calendar year in which the later of the following two events occurs (i) the Participant's termination of employment (retirement) or (ii) the Participant's attainment of age 70-1/2.  Despite the foregoing, if a Participant is a 5% owner of the Employer, benefits shall commence no later than April 1st following the calendar year in which the Participant attains age 70-1/2, even if the Participant has not yet terminated employment or retired.  Additionally, a Participant, other than a 5% owner of the Employer, who has attained age 70-1/2, has commenced receiving distributions mandated under Code Section 401(a)(9) and has not yet terminated employment may continue to receive such mandatory distributions or may elect irrevocably to cease receiving such distributions until termination of employment.

6)	Election to Apply 5-Year Rule to Designated Beneficiaries

If the Participant dies before distributions begin and there is a designated Beneficiary, then, despite any other provisions of this Plan (including other provisions of this Section 9.6), the Participant’s entire interest will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.  If the participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distribution to the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.  This election will apply to all required minimum distributions under IRC Section 401(a)(9).

9.7           Special Treatment of 2009 Distributions

Pursuant to Internal Revenue Service Notice 2009-82, despite any other provisions of this Plan (including other provisions of Section 9.6 above), a Participant or Beneficiary who would have been obliged to receive required minimum distributions for 2009 but for the enactment of IRC Section 401(a)(9)(H) (A2009 RMDs@), and who would have satisfied that obligation by receiving distributions that 1) are equal to the 2009 RMDs or 2) are one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant=s designated Beneficiary will not receive those distributions for 2009 unless the Participant or Beneficiary affirmatively chooses to receive such distributions.  Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence.  In addition, notwithstanding any other provisions of this Plan (including other provisions of this Section 9.6), and solely for purposes of applying the direct rollover provisions of this Plan, 2009 RMDs that a Participant or Beneficiary elects to receive from the Plan shall be treated as Eligible Rollover Distributions.   Moreover, 2009 RMDs that a Participant or Beneficiary elects to receive shall not be subject to the 20-percent (20%) mandatory withholding under IRC Section 3405( c), but shall be subject to the 10-percent (10%) optional withholding rules of IRC Section 3405(a).

9.8           Direct Rollovers and Transfers

(a)      Part or all of an "eligible rollover distribution" from this Plan may be transferred in a "direct rollover" to an "eligible retirement plan" at the election of the Participant who is eligible to receive such distribution.  If the Participant elects to have part of the eligible rollover distribution rolled directly into an eligible retirement plan, the remainder of the balance to the credit of the Participant in the Plan shall be distributed directly to the Participant in a single sum in the form of cash or Company Stock.
(b)           For purposes of this Section 9.8, the following definitions and rules shall apply:
(i) "Eligible rollover distribution" shall mean any distribution of any portion (part or all) of the balance to the credit of a Participant in the Plan, excluding any distributions required under Code Section 401(a)(9) (other than 2009 RMDs described in Section 9.7 above), plan loans that are treated as or deemed to be distributions, any corrective distributions (including allocable income) of excess contributions, excess deferrals or excess aggregate contributions to the Plan, and any distribution that is one of a series of substantially equal periodic payments made over the life of the Participant, over the joint life of the Participant and the life of a designated beneficiary, over the life expectancy of the Participant, over the joint life and survivor expectancy of the Participant and a designated beneficiary, or over a specified period of ten (10) years or more.  The foregoing notwithstanding, effective as of January 1, 2002, "eligible rollover distribution" shall not include any Plan hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code.   Additionally, effective as of January 1, 2002, a distribution shall not fail to be an eligible rollover distribution merely because a portion of the distribution consists of Employee After-tax contributions which are not includible in gross income.  However, such portion of the distribution may be transferred only to an eligible retirement plan that agrees to account separately for amounts so transferred, including separate accounting for amounts includible in income and amounts no so includible.  Under IRC Section 3405(c), apart from 2009 RMDs described in Section 9.7 above, if an eligible rollover distribution is not transferred to an eligible retirement plan, the distribution shall be subject to mandatory federal income tax withholding equal to 20% of the amount of the distribution not transferred.  Under IRC Section 3405(a), distributions not described in the preceding sentence shall be subject to voluntary federal income tax withholding equal to 10% of the amount paid from the Plan.

(ii)           "Direct rollover" means a direct transfer of an eligible rollover distribution from the Plan to an eligible retirement plan by one of the following means:
(A)           wire transfer of funds directly to the eligible retirement plan;
(B)           mailing of a check directly to the eligible retirement plan;
(C)           delivery of a check to the Participant, provided that the check is made payable to the trustee of the eligible retirement plan; or
(D)           any other means which satisfies the requirement of the Code for a direct rollover.
(iii) "Eligible retirement plan" means an individual retirement account ("IRA"), and individual retirement annuity, a qualified pension plan and, where applicable, effective for distributions after December 31, 2001, a tax-sheltered annuity within the meaning of IRC Section 403(b) or eligible deferred compensation plan maintained by a state or local government under IRC Section 457(b).  This definition of eligible retirement plan also shall apply in the case of distributions to a surviving spouse or to a spouse or former spouse who is an Alternate Payee under a Qualified Domestic Relations Order as defined in IRC Section 414(p).

(iv)           If a Participant fails to make any election, the Participant will be treated as having not made a direct rollover election.
(v)           The Committee shall provide to Participants receiving an eligible rollover distribution a written explanation of the direct rollover rules at least thirty (30) days and not more than ninety (90) days prior to the distribution (180 days for distributions after December 31, 2006).
(vi)           Participants receiving an eligible rollover distribution may elect to have a part of the distribution paid directly to the Participant, with the balance being transferred via a direct rollover to an eligible retirement plan.
(vii) Participants wishing to make a direct rollover to an eligible retirement plan shall provide to the Committee
(A)           the name of the recipient plan;
(B)           a written response that the recipient plan is an eligible retirement plan and that it will accept a direct rollover for the benefit of the Participant;
(C)           the name and address of the trustee of the recipient plan; and
(D)  such other information as the Committee may reasonably require.

Effective as of January 1, 2007, to the extent allowed by IRC Section 402(c)(11), this Plan permitted rollovers to nonspouse designated beneficiaries in a manner that complied with IRS Notice 2007-7 and other administrative guidance.  Effective as of January 1, 2010, to the extent required by IRC Section 402(c)(11), as amended by WRERA, this Plan shall make a direct rollover to a designated beneficiary of a deceased Participant (even if the beneficiary is not the surviving spouse) in a manner that complies with the instructions of the designated nonspouse beneficiary to the extent such instructions comply with relevant provisions of IRS Notices 2008-30, 2009-82 and other administrative guidance.  Any direct rollovers to nonspouse beneficiaries shall satisfy the following seven (7) conditions.  First, the direct rollover must be made to an individual retirement account (AIRA@).  Second, the direct rollover must occur in a trustee-to-trustee transfer.  Third, the IRA receiving the transfer must be established on behalf of the designated beneficiary with reference to the names of the deceased Participant and his or her designated beneficiary.  Fourth, the IRA must be treated as an inherited IRA, within the meaning of IRC Section 408(d)(3)(C).  Fifth, direct rollovers must be offered on the nondiscriminatory basis applicable to benefits, rights or features subject to IRC Section 401(a)(4).  Sixth, the direct rollover may be made for the benefit of a trust that is the named beneficiary of a deceased Participant, provided that the beneficiaries under the trust meet the requirements of IRC Section 401(a)(9)(E), regarding designated beneficiaries under retirement plans.  Seventh, the amount transferred in the direct rollover may not include any minimum distributions required to be made with respect to the deceased Participant, under IRC Section 401(a)(9), prior to the date the transfer occurs.

9.9           Discretionary Distributions.  Notwithstanding any provisions of the Plan to the contrary, the availability of alternate forms of benefit (as defined under applicable law, and including installment payments and single sum distributions) to a Participant, beneficiary or surviving spouse who is otherwise eligible for such benefit shall not be predicated on the consent or the exercise of discretion in any manner by the Company, the Committee, or any other individual or entity serving in a representative capacity on behalf of the Company or Committee in connection with the administration of the Plan.

9.10  Put Option. The Company shall provide a "put option" to any Participant (or Beneficiary) who receives a distribution of Company Common Stock from the Plan at a time when such stock is not readily tradable on an established market.  The put option shall permit the Participant (or Beneficiary) to sell such Company Common Stock to the Trust or, if the Trust declines, to the Company at any time during two option periods, at the then fair market value of such stock.  If the Company’s purchasing the stock would violate federal or state law, e.g. because of solvency or similar restrictions on transactions between corporations and their shareholders, the stock may be put to a third party, such as affiliate of the Company’s that has substantial net worth and whose net worth is likely to remain substantial..  The first put option period shall be for at least sixty (60) days beginning on the date of distribution.  The second put option period shall be for at least sixty (60) days beginning after the new determination of fair market value (and notice to the Participant thereof) in the following Plan Year.  As a general rule, the second 60-day period may not expire until at least 15 months have passed since the distribution of the stock subject to the put option. The Company may allow but may not require the Committee to direct the Trustee to purchase shares of Company Common Stock tendered to the Company under a put option.  The payment for any Company Common Stock sold under a put option shall be made within thirty (30) days if the shares were distributed as part of an installment distribution.  If the shares were distributed in a lump sum distribution, payment shall commence within thirty (30) days and may be made in a lump sum or in substantially equal, annual installments over a period not exceeding five years, with adequate security provided and interest payable at a reasonable rate on any unpaid installment balance (as determined by the Company or the Committee). As a general rule, security is not adequate if it consists only of the shares of stock which were sold under the put option and for which payment has not yet been received.  For purposes of this "put option" requirement, as provided in Section 409(o) of the Code, the Accounts of a Participant shall not include any Company Common Stock acquired with the proceeds of any Acquisition Loan (as defined in Article 17) until the close of the Plan Year in which such Loan is repaid in full.

ARTICLE 10.
DESIGNATION OF BENEFICIARY

10.1           Designation.  Every Participant may designate, in the manner specified by the Committee or its designee, a Beneficiary or Beneficiaries and successor Beneficiaries to receive any death benefits provided in the Plan.  A change in Beneficiary designation may be made by a Participant at any time by written notice filed with the Committee or its designee, provided, however, that such notice must be filed with the Committee or its designee prior to such Participant’s death.  Only beneficiaries so designated will be recognized by the Committee as entitled to the benefits distributable under the Plan, except that in the absence of any such designation, the determination of the party entitled to such benefits shall occur in accord with the definition of Beneficiary in Section 2.1( c)  above.

10.2           Rights of Beneficiaries.  Limitations on the rights of a Participant shall apply to and bind a Participant’s Beneficiaries, and (except in the case of death benefits) no beneficiary shall have any greater right or interest hereunder than the Participant through whom the Beneficiary claims.

10.3           Spouse as Beneficiary.  Notwithstanding any provision of the Plan to the contrary, a Participant’s vested benefits under the Plan shall be payable in full, on the death of the Participant, to the Participant’s surviving spouse, or, if there is no surviving spouse or the surviving spouse consents (in the manner specified in below), to the Participant’s designated Beneficiary.

The spouse of a Participant may consent to a distribution of death benefits to a Beneficiary other than such spouse by executing a written consent to such distribution.  The consent must acknowledge the effect of the spouse’s consent and must be witnessed by a plan representative or a notary public.

ARTICLE 11
AMENDMENT AND TERMINATION
11.1           Amendment.  The Plan herein set forth may be amended from time to time by written instrument executed by the President of the Company or by any other officer of the Company duly authorized to execute such amendment.  No amendment to the Plan:
(a)           Shall cause or permit any part of the principal or income of the Trust Fund to revert to the Company or to be used for, or be diverted to, any purpose other than the exclusive benefit of Participants or their beneficiaries;
(b)           Shall change the duties or liabilities of the Trustee without its assent to such amendment.
(c)           Shall adversely affect the then accrued benefits of any Participant.
The duly executed amendment shall be delivered to the Trustee.

11.2           Discontinuance of Contributions.  The Company has established the Plan with the bona fide intention and expectation that the Plan will continue indefinitely and that it will be able to make its contributions under the Plan indefinitely, but the Company shall be under no obligation to continue its contributions or to maintain the Plan for any given length of time and may, in its sole and absolute discretion, completely discontinue its contributions or terminate the Plan at any time without any liability whatsoever.

11.3           Termination.  The Plan and Trust shall terminate:
(a)           Upon the date specified in a written notice of the termination of the Plan and Trust, executed by the President or other authorized officer of the Company and delivered to the Trustee; or
(b)           Upon the adjudication of the Company as a bankrupt, or the execution of a general assignment by the Company to or for the benefit of creditors, or dissolution of the Company; provided, however, that such bankruptcy, assignment or dissolution proceedings shall not terminate the Plan or Trust if there exists a reorganized or successor organization which expressly adopts this Plan and agrees, in writing, to continue the Plan and Trust;

(c)           Upon the earlier of (i) the complete accomplishment of all the purposes for which the Plan and Trust are created, or (ii) the death of the last person entitled to receive any benefits hereunder who is living at the date of execution hereof; provided, however, that if, upon the death of such last survivor, the Trust may continue for a longer period without violation of any law of the jurisdiction to which the Trust is subject, the Trust shall not be terminated upon the death of such last survivor, but shall continue until the complete accomplishment of all the purposes for which the Plan and Trust are created, unless sooner terminated under the other provisions hereof;
(d)           No later than the distribution, disbursement or other disposition of all of the assets of the Plan and Trust.

11.4           Full Vesting.  In the event of a termination or partial termination of the Plan, or upon complete discontinuance of contributions hereunder, the full value of the Accounts of all Participants directly affected thereby shall become fully vested and nonforfeitable.

11.5           Distribution Upon Termination.  Upon the termination of the Plan and after payment of all expenses of the Trust, including any compensation then due the Trustee from the Company, the Trust Fund and all Participant Accounts shall be valued according to the procedures provided in Article 6, and the Trustee shall distribute the value of such Accounts, as directed by the Committee, in accordance with the provisions of Article 9.

ARTICLE 12.
LIMITATION ON CONTRIBUTIONS

Section 12.1  Relation With Other Company Plans If Any
(a)  Where Company Maintains No Other Qualified Plan.  If the Participant does not participate in, and has never participated in, another qualified plan maintained by the Company, the amount of Annual Additions which may be credited to the Participant’s Accounts for any Plan Year may not exceed the Maximum Permissible Amount.  If Matching Contributions that would otherwise be contributed to a Participant’s Accounts would cause the Annual Additions for the Plan Year to exceed the Maximum Permissible Amount, the amount of such Matching Contributions will be reduced so that the Annual Additions for the Plan Year will equal the Maximum Permissible Amount.
(b)           Where the Company Maintains One or More Defined Contribution Plans in Addition to this Plan.  If the Participant is covered under another qualified defined contribution plan maintained by the Company during a Plan Year, the Annual Additions which may be credited to the Participant’s Accounts under this Plan for any such Plan Year, when combined with Annual Additions to the Participant’s Accounts under the other defined contribution Plans for such Plan Year, may not exceed the Maximum Permissible Amount.
(c)           Where the Company Maintains One or More Defined Benefit Plans in Addition to this Plan.  If the Company maintains, or, at any time, maintained a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant’s Defined Contribution Fraction and Defined Benefit Fraction may not exceed 1.0 in any Plan Year.  If the sum of such fractions for any Participant does exceed 1.0 in any Plan Year, the numerator of the Defined Benefit Plan Fraction for such Participant shall be reduced so that the sum of such fraction and the Defined Contribution Fraction for such Plan Year will equal 1.0.  Despite the foregoing, the combined plan limits of this paragraph (c) shall not apply to the benefits of a Participant the payment of to whom have not commenced as of January 1, 2000.

(d)           Definitions.  For purposes of this Section 12.1, the following definitions shall apply:
(1)           Accounts.  The entire interest of a Participant in the Plan, consisting of Company Savings Contributions in the Company Savings Account, Company Matching Contributions contributed to the Company Matching Account, Employee Pre-tax Contributions contributed to the Employee Pre-tax Account, Employee After-tax Contributions contributed to the Employee After-tax Account and Employee Roth Contributions contributed to the Employee Roth Contributions Account.
(2)           Annual Additions.  The sum of the following amounts credited to a Participant’s Accounts for the Plan Year:
(i)            his Company Matching Contributions;
(ii)           his Employee Pre-tax Contributions;  not including catch-up contributions within the meaning of IRC Section 414(v));
(iii)	his Employee After-tax Contributions (but
(iv)	his Employee Roth Contributions;
(v)	forfeitures if any allocated to his Accounts; and
(iv)         amounts described in Sections 415(l)(1)and 419A(d)(2) of the Code.
(3)           Annual Benefit.  The retirement benefit under a defined benefit plan which is payable annually in the form of a straight life annuity.

(4)           Compensation.  A Participant’s earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Company (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

(i)           Company contributions to a plan of deferred compensation which are not included in the Employee’s gross income for the taxable year in which contributed or Company contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;
(ii)           Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
(iii)           Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and
(iv)           Other amounts which receive special tax benefits, or contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).
Compensation for any Plan Year is the compensation actually paid or includable in gross income during such year.  The foregoing notwithstanding, effective as of January 1, 1998, "Compensation" for purposes of this Section 12.1(d)(4) shall include any elective deferral (as defined in Section 402(g)(3) of the Code) and any amount which is contributed or deferred by the Company at the election of an Employee and which is not includable in gross income of the Employee by reason of Sections 125 and 132(f)(4) of the Code.

(5)           Defined Benefit Fraction.  A fraction, the numerator of which is the sum of the Participant’s projected annual benefits under all defined benefit plans (whether or not terminated) maintained by the Company, and the denominator of which is the lesser of 125 percent of the dollar limitation in effect for the Plan Year under Section 415(b)(1)(A) of the Code or 140 percent of the Highest Average Compensation.

(6)           Defined Contribution Fraction.  A fraction, the numerator of which is the sum of the Annual Additions to the Participant’s account under all defined contribution plans (whether or not terminated) maintained by the Company for the current and all prior Plan Years, (including the Annual Additions attributable to all welfare benefit funds maintained by the Company), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Years of Service with the Company (regardless of whether a defined contribution plan was maintained by the Company).
The maximum aggregate amount in any Plan Year is the lesser of 125 percent of the dollar limitation in effect under Section 415(c)(1)(A) of the Code or 140 percent of the compensation limitation in effect under Section 415(e)(1)(b) of the Code.
(7)           Company.  The Company which adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by Section 415(h)), commonly controlled trades or businesses (as defined in Section 414(c) or (o) as modified by Section 415(h)), or affiliated service groups (as defined in Section 414(m)) of which the adopting Company is a part.
(8)           Maximum Permissible Amount.  The lesser of (a) the defined contribution dollar limitation under Code Section 415(c)(1)(A) [$44,000 for 2006, $45,000 for 2007, $46,000 for 2008, $49,000 for 2009, 2010 and 2011]  or 25% (100% for limitation years beginning after December 31, 2001)  of the Participant’s compensation within the meaning of Section 415(c)(3) of the Code.  The percentage of compensation limit in the preceding sentence shall not apply to any contribution for medical benefits after separation from service (within the meaning of Sections 401(h) or 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.
(9)           Projected Annual Benefit.  The Annual Benefit to which the Participant would be entitled under the terms of the Plan assuming:
(i)           the Participant will continue employment until Normal Retirement Date under the Plan (or current age, if later), and

(ii)           the Participant’s Compensation for the current Plan Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Plan Years.

12.2           Excess Annual Additions.  If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s annual compensation, a reasonable error in determining the amount of contributions that may be made with respect to an individual under the limits of Section 12.1, or under other limited facts and circumstances that the Commissioner of Internal Revenue finds justify the availability of the rules set forth below, the Annual Additions allocable to a Participant for a Plan Year would cause the limitations of Section 12.1 for the Participant to be exceeded, the excess amount shall not be deemed an Annual Addition in that Plan Year if such excess amounts are treated in accordance with any one of the provisions in paragraphs (i), (ii), or (iii) of IRS Regulation Section 1.415-6(b), elective deferrals (within the meaning of Section 402(g)(3) of the Code) may be distributed and employee contributions (whether voluntary or mandatory) may be returned to the affected Participant to the extent that the distribution or return will reduce the excess amount in the Participant’s account.

Section 12.3  Limitations Incorporated by Reference

12.3.a.             Effective Date.  For limitation years beginning after June 30, 2007, the limitation on Annual Additions under Section 415 of the Code and the 415 Regulations [2007] are incorporated by reference into this Plan and shall take precedence and priority over all other provisions of the Plan.   For limitation years beginning before July 1, 2007, Treasury Regulations Section 1.415-5, concerning cost of living and other adjustments, shall apply to this Plan; for limitation years beginning after June 30, 2007, Treasury Regulations. Section 1.415(d), concerning such adjustments, shall apply to this Plan.  Consistent with the foregoing, a) this Plan incorporates by reference the definition of compensation under IRC Section 415 ( c)(3) and the 415 Regulations [2007] that provides the broadest consideration of awards granted or exercised under the Company’s equity and incentive compensation plans;  b) this Plan no longer includes the combined plan limits previously imposed by IRC Section 415(e) (now repealed) with respect to Employees who participate both in a defined benefit plan and in a defined contribution plan and 3)  if any Employee is covered by more than one tax-qualified defined contribution plan sponsored by the Employer, Annual Additions under this Plan shall not be reduced unless (and only in the measure) required to maintain the federal income tax qualification of this Plan.

12.3.b.	Limitation Year Defined. For purposes of this Section 12.3, the term
Limitation Year refers to the Plan Year, which is the calendar year.

12.3.c.	Annual Addition Defined. For purposes of this Section 12.3, the term
"Annual Addition" refers to the amounts described in Section 12.1(d)(2) above that are allocated in a defined contribution plan as described in Treasury Regulations Section 1.415(c)-1 for any Participant in any Limitation Year.  In broad terms, Annual Additions include the following when allocated to individual accounts:  1) Employer contributions;  2) Employee contributions;  3) forfeitures; and 4) to the extent applicable, if any, retiree medical funds for key employees.

12.3.d.	Aggregation of Plans

Annual Additions to an Employer’s defined contribution or individual account plans or other plans shall be determined in accord with the aggregation rules of Treasury Regulations Section 1.415(f)-1.

12.3.e.  Remedy

With respect to any limitation year that begins after December 31, 2007, if Annual Additions exceed amounts permitted by IRC Section 415 (incorporated by reference herein) for such limitation year, then to the extent permitted by 415 Regulations [2007], the excess allocated to an individual account shall be distributed or forfeited.  Permitted forfeitures, if any, shall be applied first to restore the Accounts of reemployed Participants and then to reduce the Employer’s obligation to make Company Matching Contributions to the Plan.  More particularly, if discovered and distributed or forfeited within nine months following the close of the limitation year, the excess Annual Addition shall be applied in the following order:  1) to reduce the amount the Employer has not yet contributed but may be required to contribute under the terms of the Plan; 2) (if no Employer contributions are required or if all required Employer contributions have been made) to increase the allocations among individual accounts in the manner permitted by the 415 Regulations [2007]; and 3) if any amount still remains unallocated, to defray reasonable cost of administering the Plan.  Upon termination of the Plan, amounts contributed to the Plan that exceed the limitations imposed by IRC Section 415 shall revert to the Employer, to the extent set forth in rules prescribed by the U.S. Treasury and by the Internal Revenue Service in regulations, revenue rulings, notices or other  published guidance of general applicability.   Additionally, under circumstances, if any, permitted by law, the Employer may remedy excess Annual Additions with any correction method available under the Employee Plans Compliance Resolution System (“EPCRS”) for any violation of the criteria for federal income tax qualification.

Deficiencies in complying with IRC Section 415, the 415 Regulations and any other criteria for federal income tax qualification shall be corrected in accord with provisions of EPCRS as amended from time to time or in accord with any other remedial measures or programs replacing or supplementing EPCRS.  For limitation years beginning after July 1, 2007, this Plan may not allocate excess Annual Additions to a suspense account (as permitted in previous Treasury Regulations under IRC Section 415) as a method of complying with the criteria for federal income tax qualification.  Rather, to the extent permitted by EPCRS, this Plan may utilize a suspense account as a method of correcting a failure to comply.

ARTICLE 13
MISCELLANEOUS
13.1           Exclusive Benefit.  Except as provided in Section 5.7 hereof, no part of the Trust Fund shall be used for or be diverted to any purpose other than the exclusive benefit of Participants and their Beneficiaries and the defraying of reasonable expenses for administering the Plan; and, except as provided in said Section 5.7, under no circumstances shall any part of the corpus or income of the Trust Fund revert to or inure to the benefit of the Company, its successors, assigns or representatives.
13.2           No Right to Assign.  No Participant or his Beneficiary shall have any right to assign, alienate, encumber, or hypothecate all or any part of his interest in the Plan, in the Trust Fund, or in any benefit distributed in accordance with the terms hereof, nor shall any such interest be subject to the claims of creditors or be liable to attachment, execution or other process of law.  The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order unless such order is determined to be a "qualified domestic relations order," as defined in Section 414(p) of the Code.  The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions pursuant to such qualified orders.  If required by a qualified domestic relations order (QDRO) and provided that such payment does not violate ERISA and IRC, restrictions on a Participant’s right to assign benefits under the Plan, payment of Plan benefits to a Participant’s Alternate Payee pursuant to a QDRO is permitted even though the Participant has not separated from service and even though the Participant has not yet attained the Plan’s earliest retirement age (as defined in Section 414(p)(4)(B) of the Code).  All such QDRO payments to an Alternate Payee shall be treated as an in-service distribution and shall therefore only be made in the form of a lump sum cash payment (except to the extent, if any, the law requires payments in the form of Company stock).  In the event that a domestic relations order is received by the Plan, the Committee shall promptly notify the Participant and each Alternate Payee of the receipt of such order, and shall provide to the Participant and each Alternate Payee a copy of the Plan’s written procedures to determine the qualified status of domestic relations orders and to administer distributions under such orders.  Within a reasonable period of time after receipt of the domestic relations order, the Committee shall determine whether the order is a qualified domestic relations order and notify the Participant and each alternate payee of such determination.

13.3           No Employment Rights.  Neither the establishment of this Plan nor any modification thereof, nor the creation of any fund or account, nor the distribution of any benefit shall be construed as giving any Participant or any person whomsoever any legal or equitable right against the Company with respect to employment or otherwise.  Any Participants and other persons shall have only such rights as shall be specifically provided in the Plan or conferred by affirmative action of the Company in accordance with the terms and provisions of the Plan.
13.4           Payments from Trust Fund.  All benefits distributable under the Plan shall be paid or provided solely from the Trust Fund and the Company assumes no liability or responsibility therefore.
13.5           Qualification of Plan.  The Company agrees that it will make no contributions nor will it direct any distributions which are in violation of the Plan or which would jeopardize the continued qualification of the Plan and the continued exemption of the Trust from Federal income tax under Sections 401(a) and 501(a) of the Code.  If any ambiguity or scrivener’s error in the Plan document causes uncertainty with respect to the document’s satisfying the statutory and regulatory criteria that apply to the Plan, the terms of the Plan shall be construed and interpreted in a manner that satisfies such criteria.
13.6           Merger of Plans.  In the event that the Plan and the Trust are merged or consolidated with, or the assets or liabilities thereof are transferred to, any other plan, each Participant shall be entitled to receive benefits under the Plan immediately after the merger, consolidation, or transfer (if the Plan were then terminated) which is equal to or greater than the benefit he would have been entitled to receive under the Plan immediately before the merger, consolidation or transfer (if the Plan had then terminated).

13.7           Assets of Other Plans.  Despite any other provision hereof, there may be transferred, to the Trustee of this Plan, all or any of the assets held (whether by a trustee, custodian or otherwise) on behalf of any other plan which has satisfied the applicable requirements of Section 401(a) of the Code, and which is maintained for the benefit of any person who is or is about to become a Participant in this Plan.
13.8           Rollover Contributions.  Notwithstanding any other provision hereof, the Trustee shall be authorized to accept assets transferred from another eligible retirement plan for the benefit of a person who is or is about to become a Participant in this Plan provided the transfer of such assets to this Plan qualifies as a rollover contribution within the meaning of Section 402 or Section 403 of the Code.

ARTICLE 14.
TOP-HEAVY PLAN PROVISIONS
14.1           Scope and Effective Date
This Section 14 shall apply for purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g) for plan years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits and other top-heavy requirements under Code Section 416 for such years.  With respect to Plan Years beginning before January 1, 2002, top-heavy determinations and compliance shall conform to the applicable prior restatement of the Plan and amendments thereto, as well as to pertinent statutes, regulations, administrative pronouncements and judicial opinions.  Notwithstanding any Plan provision to the contrary, for any Plan Year in which the Plan is Top Heavy within the meaning of Code Section 416(g), the provisions of this Section 14 shall govern where they conflict with or specify requirements beyond those that apply for years in which the Plan is not Top Heavy.

14.2           Determination of Top-Heavy Status.

14.2.1.                      AKey Employee@ defined.  Key Employee means any Employee or former Employee (including any deceased Employee) who, at any time during the Plan Year that includes the Determination Date, was an officer of the Employer having annual Compensation greater than $ 130,000 (as adjusted under Code Section 416(i)(1) for Plan years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000.  For this purpose, annual Compensation means compensation within the meaning of Code Section 415(c )(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

14.2.2.                      Determination of present values and amounts.  This Section 14.2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the Determination Date.

14.2.2.1.                      Distributions during year ending on the Determination Date.  The present values of accrued benefits and the amounts of Account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under this Plan and any plan aggregated with this Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with this Plan under Code Section 416(g)(2)(A)(i).  In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

14.2.2.2.                      Employees not performing services during year ending on the Determination Date.  The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

14.3. Minimum Benefits.

14.3.1.                      Employer contributions.  Employer Profit Sharing Contributions and amounts allocated as Profit Sharing Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c )(2) and this Plan. The preceding sentence shall apply with respect to Employer contributions under the Plan or, if this Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer contributions that are used to satisfy the Top-Heavy minimum contribution requirements shall be treated as Employer contributions for purposes of any nondiscrimination tests and other requirements of Code Section 401(a)(4).

14.3.2.                      Contributions under other Plans.  As a general rule, the Employer shall satisfy the Top-Heavy minimum benefit requirement through contributions to this Plan.  The Employer may provide that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of section 401(k)(12) of the Code and matching contributions with respect to which the requirements of section 401(m)(11) of the Code are met).

14.3.3.                      Minimum benefits.  For purposes of satisfying the minimum benefit requirements of Code Section 416(c )(1) and the Plan, in determining Years of Service with the Employer, any service with the Employer shall be disregarded to the extent that such Service occurs during a Plan Year when the Plan benefits, within the meaning of Code Section 410(b), no Key Employee or former Key Employee.

14.4           Top Heavy Status
14.4.1           Top Heavy
This Plan shall be "Top Heavy" if, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees, or (2) the sum of the Aggregate Accounts of Key Employees under this Plan and any plan of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits or the Aggregate Accounts of all Participants under this Plan and any plan of an Aggregation Group, determined in accordance with Code Section 416(g) and regulations thereunder.

14.4.2           Determination Date

Whether the Plan is Top Heavy for any Plan Year shall be determined as of the Determination Date.  "Determination Date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

14.4.3           Valuation Date

"Valuation Date" means, for purposes of determining Top Heaviness, the Determination Date.

14.4.4           Aggregate Account

"Aggregate Account" means, with respect to a Participant, the sum of:

a.	his or her account balances as of the Valuation Date;
b.	contributions after the Valuation Date due as of the Determination Date; and
c.
to the extent required by law, distributions prior to the Valuation Date, made during the Plan Year that contains the Determination Date and the preceding Plan Year.  In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting Apreceding five Plan Years@ for Apreceding Plan Year.@

14.4.5           Present Value of Accrued Benefits

"Present Value of Accrued Benefits" means the sum of:

a.	the Actuarial Equivalent present value of the accrued normal retirement benefit under the Plan as of the Valuation Date, and

b.
to the extent required by law, distributions prior to the Valuation Date, made during the Plan Year that contains the Determination Date and the preceding Plan Year.  Unrelated rollovers or transfers shall be considered distributions.  A related rollover or transfer shall not be considered a distribution.  An unrelated rollover or transfer is one which is both initiated by the Employee and made between plans of different employers.  A related rollover or transfer is one which is either not initiated by the Employee or made between plans of the same employer.

14.4.6           Aggregation Group
"Aggregation Group" means the group of plans that must be considered as a single plan for purposes of determining whether the plans within the group are Top Heavy (Required Aggregation Group), or the group of plans that may be aggregated for purposes of Top Heavy testing (Permissive Aggregation Group).  The Determination Date for each plan must fall within the same calendar year in order to aggregate the plans.

a.
The Required Aggregation Group includes each plan of the Affiliated Companies in which a Key Employee is a participant in the Plan Year containing the Determination Date or the preceding Plan Year, and each other plan of the Affiliated Companies which, during this period, enables any plan in which a Key Employee participates to meet the minimum participation standards or non-discriminatory contribution requirements of Code Sections 401(a)(4) and 410.

b.
A Permissive Aggregation Group may include any plan sponsored by an Affiliated Company, provided the group as a whole continues to satisfy the minimum participation standards and non-discriminatory contribution requirements of Code Sections 401(a)(4) and 410.

Each plan belonging to a Required Aggregation Group shall be deemed Top Heavy, ornon-Top Heavy in accordance with the group's status.  In a Permissive Aggregation Groupthat is determined Top Heavy only those plans that are required to be aggregated shall beTop Heavy.  In a Permissive Aggregation Group that is not Top Heavy, no plan in the group shall be Top Heavy.
14.5           Minimum Contribution
For any Plan Year in which the Plan is Top Heavy, the total Employer contributionunder Section 4 and any forfeitures allocated to any non-key Participant's account shall notbe less than 3% of such Participant's Compensation.  If the Employer contributions andforfeitures allocated to each Key Employee's account do not exceed 3% of his or her Compensation, such Employer contributions and forfeitures for non-Key Employees are only required to equal the highest percentage of Compensation allocated to any Key Employee's accounts for that Plan Year under any defined contribution plans sponsored by the Affiliated Companies.  The minimum contribution must be made on behalf of all non-Key Participants who are employed on the last day of the Plan Year including non-Key Employees who (1)  failed to complete a Year of Service, or (2) declined to make any mandatory contributions to the Plan or enter a salary deferral agreement.  Where this Plan and a defined benefit plan belong to an Aggregation Group that is determined Top Heavy, the minimum contribution required shall be increased to 5%.

On or before March 31, 2007, the effective date of the complete cessation of benefitaccruals under the SureWest Communications Pension Plan, non-key employees coveredonly by such Pension Plan shall receive the defined benefit minimum, if any, under thatPension Plan.  After March 31, 2007, non-key employees covered by both the Pension Plan and this Plan shall receive the defined contribution minimum, if any, under this Plan.  At all times, non-key employees covered only by this Plan shall receive the defined contribution minimum under this Plan.

14.6           Vesting
a.           Top Heavy Schedule
For any Top Heavy Plan Year, each Participant who completes an Hour of Service in such Year shall become vested and have a nonforfeitable right to retirement benefits he or she has earned under the Plan in accordance with the following table:

Years of Service                                             Vesting Percentage
Less than 1                                               0%
1                                                 100%

Provided, however, that a Participant's vesting percentage shall not be less than the percentage determined under the applicable table in Article 7 above.

b.           Return to Non-Top Heavy Status

If the Plan becomes Top Heavy and ceases to be Top Heavy in any subsequent Plan Year, the vesting schedule shall automatically revert to the permissible schedule in effect before the Plan became Top Heavy.  Such reversion shall be treated as a Plan amendment pursuant to the terms of the Plan, and shall not cause a reduction of any Participant's nonforfeitable interest in the Plan on the date of such amendment.

A Participant with three or more Years of Service with the Employer as of the end of the election period described in the following sentence may elect to remain covered by the Top Heavy vesting schedule.  The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

1)	the adoption date of the amendment,
2)            the effective date of the amendment, or
3)	the date the Participant receives written notice of the amendment from the Plan Administrator.

14.7	Statutory Compliance

                         The Employer has included this Section 14 in the Plan in order to comply with the provisions of Code Sections 401(a)(10) and 416.  This Section 14 shall be interpreted in conformity with said Code provisions, relevant regulations, administrative pronouncements and judicial decisions.  To the extent permitted by law, without need of any Plan amendment, this Section 14 shall cease to be effective at such time as such Code provisions etc. or any successors thereto are no longer applicable or effective.

ARTICLE 15
NONDISCRIMINATION AND OTHER RESTRICTIONS

This Article 15 applies to discrimination testing for periods prior to July 1, 2007, the date as of which the Company amended the Plan to satisfy the requirements of IRC Section 401(k)(13) and related safe-harbor rules for automatic enrollment and automatic contributions under qualified cash or deferred arrangements.
15.1           Definitions.  For purposes of this Article 15, the terms set forth below shall have the following meanings:
(a)           "Actual Contribution Percentage" and "ACP" shall mean, for a group of Employees for a Plan Year, the average of the Actual Contribution Ratios of the Employees in the group for the Plan Year calculated to the nearest one-hundredth of a percentage point.
(b)           "Actual Contribution Ratio" and "ACR" shall mean the ratio of (i) to (ii), where (i) is the sum of an Employee’s After-Tax and Matching Contributions for a Plan Year, plus any QNECs and Elective Contributions treated as Matching Contributions for the Plan Year, and (ii) is the Employee’s Compensation taken into account for the Plan Year.  The determination of an Employee’s Actual Contribution Ratio shall be made in accordance with the applicable provisions of IRS Regulations Section 1.401(m)-2(a)(3).
(c)           "Actual Deferral Percentage" and "ADP" shall mean, for a group of Employees for a Plan Year, the average of the Actual Deferral Ratios of the Employees in the group for the Plan Year calculated to the nearest one-hundredth of a percentage point.

(d)           "Actual Deferral Ratio" and "ADR" shall mean the ratio of (i) to (ii), where (i) is the sum of the Employee’s Elective Contributions and amounts treated as Elective Contributions for the Plan Year, and (ii) is the Employee’s Compensation taken into account for the Plan Year.  If an Eligible Employee makes no Elective Contributions for a Plan Year, and no QMACs or QNECs are taken into account with respect to the Employee, the Actual Deferral Ratio for the Employee shall be zero.  The determination of an Employee’s Actual Deferral Ratio shall be made in accordance with the applicable provisions of IRS Regulations Section 1.401(k)-2(a)(3).
(e)           "Compensation" shall mean compensation as defined in Section 414(s) of the Code.  The period used to determine an Employee’s Compensation for a Plan Year shall be the Plan Year.  The Company may limit the period taken into account to determine Compensation to that portion of the Plan Year in which an Employee was an Eligible Employee, provided that this limit is applied uniformly to all Eligible Employees under the Plan for the Plan Year.  As required by IRC Section 401(a)(17) of the Code, the annual Compensation of each Employee taken into account under the Plan for any Plan Year shall not exceed $170,000, as adjusted between the ADP/ACP of Highly Compensated Employees and the ADP/ACP of non-Highly Compensated Employees by the Secretary of the Treasury for cost of living factors at the same time and in the same manner as under Section 415(d) of the Code.  Despite the foregoing, Compensation used to calculate the ADP and ACP shall be the definition of compensation under Section 414(s) of the Code that results in the least difference between the ADP/ACP of Highly Compensated Employees and the ADP/ACP of non-Highly Compensated Employees.  “Compensation” for purposes of this Section 15.1(e) shall include any elective deferral (as defined in Section 4.02(g)(3) of the Code, and any amount which is contributed or deferred by the Company at the election of an Employee and which is not includible in the gross income of the Employee by reason of Section 125 or Section 132(f)(4) of the Code.

(f)           "Elective Contributions" shall mean Employee Pre-tax Contributions made to the Plan pursuant to Section 5.1.
(g)           "Eligible Employee" shall mean with respect to the ADP test each Employee who is directly or indirectly eligible to make Employee Pre-tax Contributions to the Plan for all or a portion of the Plan Year.  An Employee who would be eligible to make Employee Pre-tax Contributions to the Plan but for a suspension due to a distribution from the Plan, a loan, or an election not to participate in the Plan by making Employee Pre-tax Contributions shall be treated as an Eligible Employee for purposes of the ADP test for a Plan Year even though the Employee may not make Employee Pre-tax Contributions by reason of such suspension.
"Eligible Employee" shall mean, with respect to the ACP test, each Employee who is directly or indirectly eligible to make Employee Savings Contributions to the Plan for a Plan Year.  An Employee who would be eligible to make Employee Savings Contributions to the Plan but for a suspension due to a distribution from the Plan, a loan, or an election not to participate in the Plan shall be treated as an Eligible Employee for purposes of the ACP test for a Plan Year even though the Employee may not or does not make Employee Savings Contributions by reason of such suspension or election not to participate.
(h)           "Employee" shall mean an individual as defined in Section 2.1(n) of the Plan, as well as any other individual who performs services for the Employer as a common law employee, or as a leased employee who is treated as an employee of the employer-recipient pursuant to the provisions of Section 414(n)(2) or Section 414(o)(2) of the Code, other than individuals who are excluded by reason of Section 414(n)(5) or under the definition of Contingent Workers in Section 2.1 above.

(i)           "Employee Contributions" shall mean Employee After-tax Contributions made by a Participant to the Plan.
(j)           "Employer" shall mean the Company and those employers required to be aggregated with the Company under Section 414(b), (c), (m), or (o) of the Code.
(k)           "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of the aggregate amount of Employee Contributions and Matching Contributions (and any QNECs or Elective Contributions taken into account in computing the ACP) actually made on behalf of Highly Compensated Employees for the Plan Year, over the maximum amount of contributions permitted under the limitations of Section 401(m)(2)(A) of the Code.  The amount of Excess Aggregate Contributions for each Highly Compensated Employee shall be determined by using the leveling method described in paragraph 15.3(e) of this Article 15.
(l)           "Excess Contributions" shall mean, with respect to a Plan Year, the excess of the Elective Contributions, including QNECs and QMACs that are treated as Elective Contributions, on behalf of eligible Highly Compensated Employees for the Plan Year, over the maximum amount of the contributions permitted under the limitations set forth in Treasury Regulations Section 1.401(k)-(2)(a)(1).  The amount of Excess Contributions for each Highly Compensated Employee shall be determined by using the leveling method described in paragraph 15.2(e) of this Article 15.
(m)           "Excess Deferrals" shall mean the amount of Employee Pre-tax Contributions during any Plan Year which exceed the limit set forth in Section 402(g)(1) of the Code, as such dollar limit is adjusted each year by cost of living factors prescribed by the Secretary of the Treasury.

(n)           "Highly Compensated Employee" shall mean any Employee who was a 5% owner (as defined in Section 416(i)(1) of the Code) at any time during the current Plan Year or the preceding Plan Year, or for the preceding Plan Year received compensation from the Employer in excess of $80,000 (as adjusted pursuant to Section 415(d) of the Code). An Employee is in the top-paid group of employees for any Plan Year if such Employee is in the group consisting of the top 20% of the Employees when ranked on the basis of compensation paid during such Plan Year.
(o)           "Matching Contributions" shall mean Company Matching Contributions.
(p)           "Nonelective Contributions" shall mean Employer contributions to the Plan (other than Matching Contributions) with respect to which an Employee may not elect to have the contribution paid to the Employee in cash or other benefits instead of being contributed to the Plan.
(q)           "Qualified Matching Contributions" and "QMACs" shall mean Matching Contributions that are fully vested and nonforfeitable when made to the Plan and that are distributable only in accordance with the distributions provisions (other than for hardships) applicable to Employee Pre-Tax Contributions.
(r)           "Qualified Nonelective Contributions" and "QNECs" shall mean Employer contributions to the Plan (other than Matching Contributions or Qualified Matching Contributions) and allocated to Participants’ accounts that the Participants may not elect to receive in cash until distributed from the Plan, that are fully vested and nonforfeitable when made to the Plan, and that are distributable only in accordance with the distributions provisions (other than for hardships) applicable to Employee Pre-Tax Contributions.”

15.2           ADP Test.
(a)           General Test.  The Plan must satisfy each Plan year the following described ADP test:
(i)           The ADP for the group of eligible Highly Compensated Employees for the Plan Year may not be more than the ADP for the group of all other Eligible Employees for the preceding Plan Year multiplied by 1.25, or
(ii)           The excess of the ADP for the group of eligible Highly Compensated Employees for the Plan Year over the ADP for the group of all other Eligible Employees for the preceding Plan Year may not be more than 2 percentage points, and the ADP for the group of eligible Highly Compensated Employees for the Plan Year may not be more than the ADP for the group of all other Eligible Employees for the preceding Plan Year multiplied by 2. The Plan may apply the rules in this paragraph (a) on the basis of the Plan Year rather than the preceding Plan Year if the Employer so elects, provided that if such election is made it may not be changed except as provided by the Secretary of the Treasury.
(b)           QNECs and QMACs Taken Into Account for ADP Test.  All or part of any QNECs and QMACs made with respect to any Eligible Employees under the Plan may be treated as Elective Contributions under the Plan for purposes of the ADP test provided that the requirements of Treasury Regulations Section 1.401(k)-2(a)(6) are satisfied.
(c)           Limitations on Elective Contributions.  The Employer may, at any time during the Plan Year, suspend or reduce the amount of Elective Contributions to the Plan with respect to any Participant if the Employer determines that such suspension or reduction is necessary to cause the ADP test to be satisfied.
(d)  Correction of Excess Contributions.  In addition to limiting Employee Elective Contributions under paragraph (c) above, the Employer may use any combination of the following steps to avoid or correct Excess Contributions so that the ADP test will be satisfied.

 (i)           QNECs/QMACs.  The Employer may make QNECs or QMACs to the Plan which, in combination with Elective Contributions, satisfy the ADP test.
(ii)  Recharacterization.  Excess Contributions may be recharacterized in accordance with Treasury Regulations Section 1.401(k)-2(b)(3).
(iii)   Return of Excess Contributions.  Excess Contributions (and income allocable thereto) may be distributed under paragraph (f) below in accordance with paragraph (f) below in accordance with Treasury Regulations Section 1.401(k)-2(b)(2).
(e)           Amount of Excess Contributions/ Leveling Method.  The amount of Excess Contributions for a Highly Compensated Employee for a Plan Year is the amount (if any) by which the Employee’s Elective Contributions must be reduced under the below-described leveling method until the ADP test is satisfied.  The dollar amount of Elective Contributions by the Highly Compensated Employee with the highest dollar amount of Elective Contributions shall be reduced by the dollar amount required to meet the ADP test or to cause such Employee’s Elective Contributions to equal the Elective Contributions of the Highly Compensated Employee with the next highest dollar amount of Elective Contributions.  This leveling process shall then be repeated until the ADP test is satisfied.
(f)           Corrective Distributions of Excess Contributions.  Excess Contributions (plus income allocable to such Excess Contributions) for a Plan Year may be distributed to the Highly Compensated Employees on whose behalf such Excess Contributions were made no later than March 15 of the following Plan Year.  Income allocable to Excess Contributions shall include “gap period” income, if any, for the period between the end of the Plan Year and the date of distribution.   The Plan may use any reasonable method for computing the income allocable to Excess Contributions, provided that the method does not violate the nondiscrimination provisions of IRC Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant Accounts.  The Plan will not fail to use a reasonable method for computing the income allocable to excess Contributions merely because the income allocable to Excess Contributions is determined on a date that is no more than seven days before the distribution.

(g)           Nondiscrimination Testing for ESOP and non-ESOP Portions of Plan.  To the extent required by the Code and the Regulations thereunder, the ESOP component of the Plan, consisting of the SureWest Communications Company Stock Fund, shall be combined for testing purposes with the remaining components of the Plan.
15.3           ACP Test.
(a)           General Test.  The Plan must satisfy each Plan Year the following described ACP test:
(i)           The ACP for the group of eligible Highly Compensated Employees for the Plan Year may not be more than the ACP for the group of all other Eligible Employees for the preceding Plan Year multiplied by 1.25, or
(ii)           The excess of the ACP for the group of eligible Highly Compensated Employees for the Plan Year over the ACP for the group of all other Eligible Employees for the preceding Plan Year may not be more than 2 percentage points, and the ACP for the group of eligible Highly Compensated Employees for the Plan Year may not be more than the ACP for the group of all other Eligible Employees for the preceding Plan Year multiplied by 2. The Plan may apply the rules in this paragraph (a) on the basis of the Plan Year rather than the preceding Plan Year if the Employer so elects, provided that if such election is made it may not be changed except as provided by the Secretary of the Treasury.

(b)           Matching Contributions, QNECs and QMACs Taken Into Account for ACP Test.  All of part of any QNECs and QMACs made with respect to any Eligible Employees under the Plan may be treated as Elective Contributions under the Plan for purposes of the ACP test provided that the requirements of Treasury  Regulations Section 1.401(m)-2(a)(6) are satisfied.  A Matching Contribution that is treated as an Elective Contribution for purposes of the ADP test shall not be taken into account for purposes of the ACP test.
(c)           Limitations on Employee Contributions.  The Employer may, at any time during the Plan Year, suspend or reduce the amount of Employee Contributions to the Plan with respect to any Participant if the Employer determines that such suspension or reduction is necessary to cause the ACP test to be satisfied.  The Employer may also suspend or reduce Company Matching Contributions in respect of any Employee Contributions which are thus suspended or reduced.
(d)           Correction of Excess Aggregate Contributions. In addition to limiting Employee Contributions under paragraph (c) above, the Employer may use any combination of the following steps to avoid or correct Excess Aggregate Contributions so that the ACP test will be satisfied.
(i)           QNECs and Elective Contributions.  The Employer may make QNECs or Elective Contributions to the Plan which, in combination with Employee Contributions and Matching Contributions, satisfy the ACP test.

(ii)           Return of Excess Aggregate Contributions.  Excess Aggregate Contributions (and income allocable thereto) may be distributed under paragraph (f) below in accordance with Treasury Regulations Section 1.401(m)-2(b)(2).
(e)           Amount of Excess Aggregate Contributions/ Leveling Method.  The amount of Excess Aggregate Contributions for a Highly Compensated Employee for a Plan Year is the amount (if any) by which the Employee’s  After-Tax and Matching Contributions must be reduced under the below-described leveling method until the ACP test is satisfied.  The dollar amount of After-Tax Contributions by the Highly Compensated Employee with the highest dollar amount of Employee Contributions shall be reduced by the dollar amount required to meet the ACP test or to cause such Employee’s After-Tax Contributions to equal the After-Tax Contributions of the Highly Compensated Employee with the next highest dollar amount of After-Tax Contributions.  This leveling process shall then be repeated until the ACP test is satisfied.
(f)           Corrective Distributions of Excess Aggregate Contributions.  Excess Aggregate Contributions (plus income allocable to such Excess Aggregate Contributions) for a Plan Year may be distributed to the Highly Compensated Employees on whose behalf such Excess Aggregate Contributions were made no later than March 15 of the following Plan Year.  Income allocable to Excess Aggregate Contributions shall include “gap period” income, if any, for the period between the end of the Plan Year and the date of distribution.  The Plan may use any reasonable method for computing the income allocable to Excess Aggregate Contributions, provided that the method does not violate the nondiscrimination provisions of IRC Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan, and is used by the Plan for allocating income to Participants’ Accounts.

(g)           Aggregation Rules.  For purposes of determining whether the Plan satisfies the ACP test, all After-Tax and Matching Contributions that are made under two or more plans that are aggregated for purposes of Section 401(a)(4) and 410(b) of the Code (other than Section 410(b)(2)(A) (ii)) are to be treated as made under a single plan.  If two or more plans are permissibly aggregated for purposes of Section 401(m) of the Code, the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) of the Code as though they were a single plan.  In calculating the ACP for purposes of Section 401(m) of the Code, the ACR of a Highly Compensated Employee will be determined by treating all plans subject to IRC Section 401(m) under which the highly compensated employee is eligible (other than those that may not be permissibly aggregated) as a single plan.
(h)           Nondiscrimination Testing for ESOP and non-ESOP portions of Plan.  To the extent required by the Code and the regulations thereunder, the ESOP component of the Plan, consisting of the SureWest Communications Company Stock Fund shall not be tested separately from the remaining components of the Plan.
15.4           Return of Excess Deferrals.  If during any Plan Year more than the maximum permissible dollar amount under Section 5.1 of the Plan (and Section 402(g) of the Code) is allocated to a Participant’s Employee Pre-tax Account as an Employee Pre-tax Contribution, the amount of such excess deferral (plus any income allocable to such excess deferral) shall be returned to such Participant no later than April 15 of the Plan Year following the Plan Year in which the excess deferral was made.  Income for the Plan Year allocable to the excess deferral shall be determined under the method used by the Plan for allocating income to Participant Accounts.

15.5Multiple Use Test (Plan Years Before January 1, 2002)

(a)           Application of Multiple Use Limitation.  The limitations of this Section 15.5 apply if multiple use of the alternate limitation takes place in connection with satisfaction of the ADP and ACP tests set forth respectively in Sections 15.2 and 15.3.  For purposes of this Section 15.5, the alternate limitation means the 200% or 2 percentage points limits set forth in Section 15.2(a)(ii) under the ADP test and Section 15.3(a)(ii) under the ACP test.
Multiple use of the alternate limitation occurs in a Plan Year if the following four conditions are satisfied:
(1)           One or more Highly Compensated Employees of the Employer are Eligible Employees in both a cash or deferred arrangement subject to Section 401(k) of the Code (i.e., such Employees are eligible to make Elective Contributions to the Plan) and in a plan maintained by the Employer subject to Section 401(m) of the Code (i.e., such Employees are eligible to receive Matching Contributions in respect of their Elective Contributions under the Plan).
(2)  The ADP of the entire group of eligible Highly Compensated Employees exceeds the amount described in Section 401(k)(3)(A)(ii)(I) of the Code (the 1.25 test).
(3)           The ACP of the entire group of eligible Highly Compensated Employees exceeds the amount described in Section 401(m)(2)(A)(i) of the Code (the 1.25 test).
(4)           The sum of the ADP of the entire group of eligible Highly Compensated Employees and the ACP of the entire group of eligible Highly Compensated Employees exceeds the aggregate limit (defined in subparagraph (b) below).
(b)           Aggregated Limit Definition.  For purposes of this Section 15.5, "aggregate limit" is the greater of (A) or (B), where

(A) equals the sum of (i) 1.25 times the greater of the ADP of the group of eligible non-Highly Compensated Employees or the ACP of the group of eligible non-Highly Compensated Employees and (ii) 2 percentage points plus the lesser of the ADP of the group of eligible non-Highly Compensated Employees or the ACP of the group of eligible non-Highly Compensated Employees, and where
(B) equals the sum of (i) 1.25 times the lesser of the ADP of the group of eligible non-Highly Compensated Employees or the ACP of the group of eligible non-Highly Compensated Employees and (ii) 2 percentage points plus the greater of the ADP of the group of eligible non-Highly Compensated Employees or the ACP of the group of eligible non-Highly Compensated Employees.
In no event may the amount in (A) exceed twice the lesser of the ADP for eligible non-Highly Compensated Employees or the ACP for eligible non-Highly Compensated Employees.  In no event may the amount in (B) exceed twice the greater of the ADP for eligible non-Highly Compensated Employees or the ACP for eligible non-Highly Compensated Employees.
(c)           Correction of Multiple Use.  If multiple use of the alternate limitation occurs, it must be corrected by the making of QNECs or by reducing the ADP or ACP of Highly Compensated Employees under the leveling method set forth respectively in Sections 15.2(e) and 15.3(e) above so that there is no multiple use of the alternate limitation.  The Employer may elect to reduce the ADP or the ACP either for all Highly Compensated Employees or only for those Highly Compensated Employees who are eligible to participate in both the Section 401(k) arrangement and in the plans subject to Section 401(m) of the Code.

ARTICLE 16
SPECIAL RULES REGARDING MILITARY SERVICE

16.1  USERRA Reemployment Rights.  If an Employee is entitled to the benefits of the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA") with respect to elective deferrals under this Plan, such Employee may make additional elective deferrals under this Plan during the period which begins on the date of the reemployment of such Employee with the Company and has the same length as the lesser of (i) the product of three (3) times the period of qualified military service which resulted in such rights and (ii) five (5) years.
16.2  Amount of Elective Deferral.  The maximum amount of elective deferrals under Section 16.1 is the maximum amount of Employee Pre-tax Contributions and Employee After-tax Contributions that the Employee would have been permitted to make under the Plan in accordance with the limitations of Section 15 during the period of qualified military service if the Employee had continued to be employed by the Company during such period and had received compensation (as determined under the provisions of Section 16.3 below).
16.3  Compensation Defined.  For purposes of the rule in Section 16.2, an Employee in qualified military service shall be treated as receiving compensation from the Company during such period of qualified military service equal to
(a)           the compensation the Employee would have received during such period if the Employee were not in qualified military service determined based on the rate of pay the Employee would have received from the Company but for absence during the period of qualified military service, or
(b)           if the compensation the Employee would have received during such period is not reasonably certain, the Employee’s average compensation from the Company during the 12-month period immediately preceding the qualified military service (or, if shorter, the period of employment immediately preceding the qualified military service).

16.4  Qualified Military Service.  For purposes of this Article 16, "qualified military service" shall mean any service in the uniformed services (as defined in USERRA) by any individual if such individual is entitled to reemployment rights under USERRA with respect to such service.  More specifically regarding USERRA, to the extent provided in IRC Section 414(u)(5), Qualified Military Service means any service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code), by any individual if such individual is entitled to reemployment rights under such Chapter with respect to such service.
16.5  Retroactive Adjustments Not Required.  Nothing in this Article 16 shall require any crediting of earnings to an Employee with respect to any contribution before such contribution is actually made to the Plan or any allocation of any forfeiture with respect to the period of qualified military service.

16.6  Service Crediting Rules.  An individual reemployed under the rules in USERRA shall not be treated as having incurred a break in service with the Company by reason of such individual’s period of qualified military service.  Each period of qualified military service served by an individual shall, upon reemployment under USERRA, be deemed to constitute "Service" under Section 2.1(kk) of this Plan for purposes of determining the nonforfeitability of the individual’s benefits under this Plan.

16.7           Death Benefits.  In the case of a Participant who dies while performing Qualified Military Service, to the extent required by IRC Section 401(a)(37), the survivors of the Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) B if and when such benefits are provided under this Plan B as if the Participant had resumed and then terminated employment on account of death.

ARTICLE 17.
ESOP LEVERAGING PROVISIONS

17.1  Purpose.  The Plan is designed to be available as a technique of corporate finance to the Company.  Accordingly, it may be used to receive loans (or other extensions of credit) to finance the acquisition of Company common stock ("Acquisition Loans") with such loans to be repaid by contributions to the Trust and dividends received on such Company Common Stock.  The provisions of this Section 17 shall become applicable if the Plan incurs an Acquisition Loan.

17.2           Acquisition Loans.  The Committee may direct the Trustee to incur Acquisition Loans from time to time to finance the acquisition of Company Common Stock ("Financed Shares") or to repay a prior Acquisition Loan.  An installment obligation incurred in connection with the purchase of Company Common Stock shall be treated as an Acquisition Loan.  An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default.  An Acquisition Loan may be secured by a pledge of the Financed Shares so acquired (or acquired with the proceeds of a prior Acquisition Loan which is being refinanced).  No other Trust Assets may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against the Trust Assets other than any Financed Shares remaining subject to pledge.  Any pledge of Financed Shares must provide for the release of the shares so pledged as payments on the Acquisition Loan are made by the Trustee and such Financed Shares are allocated to Participants’ Accounts under Section 17.4.  If the lender is a party in interest (as defined in ERISA), the Acquisition Loan must provide for a transfer of Trust Assets to the lender on default only upon and to the extent of the failure to meet the payment schedule of the Loan.

17.3           Acquisition Loan Repayments.  Payments of principal and/or interest on any Acquisition Loan shall be made by the Trustee (as directed by the Committee) only from contributions paid in cash to enable the Trust to repay such Acquisition Loan, from earnings attributable to such contributions and from any cash dividends received by the Trust on shares of Company Common Stock (whether allocated or unallocated) acquired with the proceeds of that Acquisition Loan; and the payments made with respect to an Acquisition Loan for a Plan Year must not exceed the sum of such contributions, earnings and dividends for that Plan Year (and prior Plan Years), less the amount of such payments for prior Plan Years. If the Company is the lender with respect to an Acquisition Loan, contributions may be paid in the form of cancellation of indebtedness under the Acquisition Loan.  If the Company is not the lender with respect to an Acquisition Loan, the Company may elect to make payments on the Acquisition Loan directly to the lender and to treat such payments as Company Matching Contributions.

Notwithstanding the other provisions of this Section 17.3, the Committee may direct the Trustee to apply the proceeds from the sale of unallocated Financed Shares to repay the Acquisition Loan (incurred to finance the purchase of such Financed Shares) in the event of the sale of the Company or the termination of the Plan or if the Plan ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code.  If the Trustee is unable to make payments of principal and/or interest on an Acquisition Loan when due, the Committee (with the approval of the Board of Directors of the Company) may direct the Trustee either to sell any Financed Shares that have not yet been allocated to Participants’ Accounts or to obtain a new Acquisition Loan in an amount sufficient to make such payments.

17.4           Allocation of Financed Shares.  Any Financed Shares acquired by the Trust shall initially be credited to a "Loan Suspense Account" and will be allocated to the Accounts of Participants only as payments on the Acquisition Loan are made by the Trustee.  The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participants’ Accounts for each Plan Year shall be determined by the Committee as follows:

(a)           Principal/Interest Method.
The number of Financed Shares held in the Loan Suspense Account immediately before the release for the current Plan Year shall be multiplied by a fraction.  The numerator of the fraction shall be the amount of principal and/or interest paid on the Acquisition Loan for that Plan Year.  The denominator of the fraction shall be the sum of the numerator plus the total payments of principal and interest on that Acquisition Loan projected to be paid for all future Plan Years.  For this purpose, the interest to be paid in future years is to be computed by using the interest rate in effect as of the current Anniversary Date.
(b)           Principal Only Method.
The Committee may elect (as to each Acquisition Loan) or the provisions of the Acquisition Loan may provide for the release of Financed Shares from the Loan Suspense Account based solely on the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Acquisition Loan.  This method may be used only to the extent that: (A) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years; (B) interest included in any payment on the Acquisition Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (C) the entire duration of the Acquisition Loan repayment period does not exceed 10 years, even in the event of a renewal, extension or refinancing of the Acquisition Loan.

In each Plan Year in which Trust Assets are applied to make payments on an Acquisition Loan, the Financed Shares released from the Loan Suspense Account in accordance with the provisions of this Section 17.4 shall be allocated among the Accounts of Participants in the manner determined by the Committee.

17.5           Net Income (or Loss) and Dividends.  The determination of the net income (or loss) of the Trust shall not take into account any interest paid by the Trust under an Acquisition Loan.  Any cash dividends received on any Financed Shares credited to the Loan Suspense Account shall be included in the computation of the net income (or loss) of the Trust.  Any stock dividends received on Company Common Stock in the Loan Suspense Account shall be credited to the Loan Suspense Account. The Committee shall keep separate records of Financed Shares and of Company contributions (and any earnings thereon) made for the purpose of enabling the Trust to repay any Acquisition Loan.

17.6           Allocation Limitations - Annual Additions.  Any Company Matching Contributions which are used by the Trust (not later than the due date, including extensions, for filing the Company’s federal income tax return for that Plan Year) to pay interest on an Acquisition Loan, and any Financed Shares which are allocated as Forfeitures, shall not be included as Annual Additions under Section 12.1(d)(2) of the Plan; provided, however, that the provisions of this Section 17.6 shall be applicable for any Plan Year only if not more than one-third of the Company Matching Contributions applied to pay principal and/or interest on an Acquisition Loan are allocated to Participants who are Highly Compensated Employees as defined in Section 414(q) of the Code; and the Committee may reallocate Company Matching Contributions to the extent it deems it to be appropriate to satisfy this special rule.

17.7           Distributions.  If a Participant’s Plan benefit includes Financed Shares, such shares shall not be deemed to be a part of his Plan benefit until the anniversary date of the Plan Year in which the Acquisition Loan has been fully repaid, and all Acquisition Loans incurred in connection with a single acquisition of Company common stock shall be treated as one Acquisition Loan.

17.8           Default.  In the event of default upon an exempt loan, the value of Plan assets transferred in satisfaction of the loan must not exceed the amount of default.  If the lender is a "disqualified person" (as defined in Section 4975(e)(2) of the Code), the loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan.  For purposes of this clause, the making of a guarantee does not make a person a lender.

EXECUTION

This document consisting of Articles 1 through 17 constitutes an amendment and restatement of the SureWest KSOP effective generally as of January 1, 2010.

IN WITNESS WHEREOF, the Company has executed this amended and restated Plan on this ___ day of_________________________, 20__, to be effective generally as of January 1, 2010.

SUREWEST COMMUNICATIONS

By: _________________________
Steven C. Oldham,
President and Chief Executive Officer